                                                                     EXHIBIT 4.6




                                 FORM OF LEASE




                               KMART CORPORATION,

                                                                         Tenant,


                                      and


                    [insert trust name], a Delaware Business



                     (Trust created under a Trust Agreement
                between _______________________, solely as Owner
               Trustee and ______________, a __________________,
                             as Owner Participant)



- -or-



                     [insert Trustee name], solely as Owner
         Trustee under Trust Agreement with ___________, a ___________
                              as Owner participant


                                                                       Landlord.




                                     LEASE

                    ________________________________________


                             Kmart Store No.:  ____
                       Location:  _______________________
                       Owner Trust No.:  _______________


                           Dated as of April __, 1995

                               TABLE OF CONTENTS


Article                                                                                              Page
- -------                                                                                              ----
     1.          DEMISED PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

     2.          TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

     3.          BASIC AND ADDITIONAL RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

     4.          NET LEASE; NON-TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

     5.          NO CONTINUOUS OPERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

     6.          REAL ESTATE TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

     7.          LIABILITY INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

     8.          OPTIONS TO EXTEND LEASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

     9.          REPAIRS AND MAINTENANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

    10.          ALTERATIONS AND ADDITIONAL CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . .   21

    11.          UTILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

    12.          GOVERNMENTAL REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

    13.          LANDLORD TO GRANT EASEMENTS, DEDICATIONS, ETC. . . . . . . . . . . . . . . . . . .   24

    14.          INSURANCE; DAMAGE TO DEMISED PREMISES  . . . . . . . . . . . . . . . . . . . . . .   25

    15.          EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

    16.          INSURANCE PROCEEDS, CLAIMS SETTLEMENT  . . . . . . . . . . . . . . . . . . . . . .   30

    17.          USE, ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . . . . .   33

    18.          SIGNS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

    19.          LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

    20.          TENANT DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

    21.          LANDLORD REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

    22.          INTENTIONALLY DELETED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

    23.          COVENANT OF QUIET ENJOYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

    24.          LANDLORD EXCULPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42





                                      (i)

Article                                                                                      Page
- -------                                                                                      ----
    25.          REMEDIES CUMULATIVE  . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

    26.          ESTOPPEL LETTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

    27.          CONDITION OF PREMISES AT TERMINATION . . . . . . . . . . . . . . . . . . .   43

    28.          NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

    29.          NOTICE OF ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . . .   46

    30.          ENTRY BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

    31.          CAPTIONS AND DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .   46

    32.          SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . . .   47

    33.          SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

    34.          INDEPENDENT COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . .   47

    35.          CHOICE OF LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

    36.          WAIVER AND MODIFICATIONS . . . . . . . . . . . . . . . . . . . . . . . . .   47

    37.          MEMORANDUM OF LEASE  . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

    38.          HAZARDOUS MATERIALS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

    39.          ECONOMIC ABANDONMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

    40.          TENANT'S PURCHASE OFFER  . . . . . . . . . . . . . . . . . . . . . . . . .   51

    41.          PROPERTY SUBSTITUTION  . . . . . . . . . . . . . . . . . . . . . . . . . .   52

    42.          LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT  . . . . . . . . . . . . . . . .   54

    43.          NO MERGER OF TITLE . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

    44.          OWNERSHIP OF THE LEASED PROPERTY . . . . . . . . . . . . . . . . . . . . .   55

    45.          PROCEDURE FOR APPRAISALS . . . . . . . . . . . . . . . . . . . . . . . . .   55

    46.          SURVIVAL OF TENANT'S OBLIGATIONS . . . . . . . . . . . . . . . . . . . . .   56

    47.          COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

    48.          LIABILITIES OF LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . .   57

    49.          NOTE INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57





                                      (ii)

                             SCHEDULES AND EXHIBITS


         Exhibit A            Legal Description

         Exhibit B            Depiction of Site

         Exhibit C            Rents and Rent Payment Dates

         Exhibit C-1          Landlord's Debt

         Exhibit C-2          Rental Adjustment Certificate

         Exhibit D            Termination Value

         Exhibit E            Form of Estoppel Letter




                                     (iii)

                                     LEASE




         THIS LEASE made and entered into as of this ______ day of April__, 1995, between Real Estate Finance Trust K-_____, a Delaware Business Trust created under a Trust Agreement dated _______ (as it may be amended from time to time, the "Trust Agreement") between _____________________________________, a __________________________, not in its individual capacity, except as expressly set forth herein, but solely as Owner Trustee ("Owner Trustee"), _________________________________, a __________________________ (insert Trustee name) and __________________________, a ______________________________, as
Owner Participant (the "Owner Participant") having its principal office at _________________________________________________________ ("Landlord"), and
KMART CORPORATION, a Michigan corporation having its principal office at 3100 West Big Beaver Road, Troy, Michigan 48084 ("Tenant" as tenant hereunder, and "Kmart" in its individual capacity).



                                   RECITALS:



         A. By Agreement for Sale of Real Estate of even date herewith ("Purchase Agreement"), Tenant has sold to Landlord an Estate for Years interest in Land (as hereinafter defined) and a fee interest in the site and building improvements and certain personalty thereon, and has sold to ______________________, a ________________________ ("Remainder Purchaser") a
remainder interest in such Land (the "Remainder Interest");


         B. Tenant desires and Landlord has agreed to lease back the Demised Premises (as hereinafter defined) to Tenant on the terms and conditions hereinafter set forth.


         NOW, THEREFORE, in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

         1.      Demised Premises.


                 (a) Landlord demises unto Tenant and Tenant does lease from Landlord for the Lease Term all of Landlord's right, title and interest in the following property: the land as legally described in Exhibit A, attached hereto and made a part hereof, and situated in the City of _______________, County of _______________, State of ________________ and depicted on Exhibit B attached hereto and made a part hereof ("Land"), the building (designated Kmart), personalty and all site improvements now or hereafter constructed or located thereon, together with all licenses, rights, privileges and easements appurtenant thereto. (The Land and such building, personalty and site improvements being collectively referred to as the "Demised Premises").


                 (b) Tenant hereby acknowledges and agrees that the Demised Premises are let by Landlord in an "as is" condition without any warranty, express or implied, of habitability or fitness for any particular purpose and without representation or warranty with regard to any latent or patent faults or defects therein or as to the value or operation thereof.

         2.      Term.

                 The interim term of this Lease ("Interim Term") shall commence on the date hereof and shall terminate on ______________, 199__ and the base term of this Lease ("Base Term") shall commence on _______________, 199__ and terminate on ________________, 20__; provided, however, the Lease Term may be extended as provided in Article 8 hereof. The phrase "Lease Term," as used in this Lease, shall be the Interim Term and Base Term of this Lease together with any extension thereof pursuant to Article 8.

         3.      Basic and Additional Rent.


                 (a) Tenant shall pay by wire transfer of funds to Landlord or its designee, at such place as Landlord shall designate in writing from time to time, (i) rent during the Interim Term ("Interim Rent") in such amounts and semiannually on such dates ("Interim Rent Payment Dates") as set forth in Exhibit C attached hereto and made a part hereof; and (ii) rent, payable in advance or arrears, as applicable, during the Base Term and during any extended term pursuant to Article 8 ("Basic Rent") in such amounts and semiannually on such dates ("Rent Payment Dates") as set forth in Exhibit C. No Basic Rent shall be due and payable during the Interim Term. Tenant shall also pay during the Lease Term all amounts of Additional Rent as and when due. Basic Rent and Additional Rent are referred to herein collectively as "Rent."



                 "Additional Rent" shall mean: (i) all other monetary obligations of Tenant hereunder or under any of the other Operative Documents (as hereinafter defined) of any nature or type whatsoever, including but not limited to payment of taxes, insurance, expenses for repairs, maintenance and replacements and an amount equal to any Make-Whole Premium (each as hereinafter defined) expressly required to be paid under this Lease, and Special Additional Rent (as hereinafter defined), (ii) Landlord's (and Tenant's) share of expenses under the REA (as hereinafter defined), (iii) Trustee Expenses (as defined below), (iv) amounts due and payable by Tenant under that certain Participation Agreement ("Participation Agreement") and that certain Tax Indemnification Agreement ("Tax Indemnification Agreement"), each of even date herewith (collectively, "Indemnification Agreements"), (v) excess condemnation proceeds or excess insurance proceeds applied under Articles 15(d) or 16(c) as the case may be to prepay the Notes and (vi) any amounts payable by Tenant to the Remainder Purchaser pursuant to Article 8(a)(ii) hereof. Notwithstanding the foregoing sentence, to the extent that any amounts relate solely to a property or properties other than the Demised Premises, such amounts shall not be treated as Additional Rent hereunder.



                 "Trustee Expenses" shall mean (i) the ordinary and extraordinary fees and expenses of ___________ as the Owner Trustee under the Trust Agreement and as Remainderman Trustee ("Remainderman Trustee") under that certain Trust Agreement dated March 15, 1995 with Remainder Purchaser ("Remainderman Trust Agreement"), but not including fees and expenses incurred as a result of Owner Participant's, Owner Trustee's, Remainderman or Remainderman Trustee's breach of their obligations under the Operative Documents (as defined in the Purchase Agreement), except to the extent caused by Tenant's default hereunder or under any other Operative Document; (ii) the ordinary and extraordinary fees and expenses of __________________________, as trustee ("Indenture Trustee") under that certain Indenture, Mortgage and Deed of Trust, Assignment of Rents and Security Agreement with Landlord of even date herewith ("Note Indenture"), but excluding any principal, interest, prepayment premium or penalties on Landlord's indebtedness evidenced by the Note Indenture ("Landlord's Debt" or "Notes") and excluding any expenses arising out of or in connection with an Indenture Event of Default (as defined in the Note Indenture) which is not an Event of Default under this Lease; and (iii) the ordinary and extraordinary fees and expenses of each of the Pass Through Trustees (being herein collectively referred to as the "Pass Through Trustee") under those certain separate Pass Through Trust Agreements 1995-K-[1/2] of even date herewith (collectively referred to as the "Pass Through Trust Agreement") with Tenant, but excluding any principal, interest, prepayment premiums or penalties on the Pass Through Certificates issued under the Pass Through Trust Agreement except as provided in the Pass Through Trust Agreement.



                 (b) Tenant shall pay, as Additional Rent (the "Special Additional Rent"), on [INSERT DATE], an amount equal to the Interim Rent due on any Interim Payment Date unless the Indenture Trustee shall have received such payment from the Owner Trustee on such due date, sufficient for payment in full of the amounts then due and owing on the Notes in accordance with Section 20 of the Participation Agreement. So long as no Material Default or Event of Default (as each are hereinafter defined) has occurred and is continuing and in the event Tenant pays Special Additional Rent pursuant to this paragraph and is not promptly reimbursed therefor by the Owner Participant after demand for such reimbursement, Tenant shall be entitled to offset and deduct (without duplication) against each succeeding payment or portion thereof (other than as limited by the proviso to this sentence) due from Tenant to Landlord in respect of Rent, Termination Value or any other amount due hereunder or under any other Operative Document to the Owner Participant (either directly or through Landlord) (in the order in which the same become due), until Tenant has been fully reimbursed for such payment of Special Additional Rent plus interest on the unreimbursed portion thereof at the Default Rate (as defined in Article 3(c)(ii) hereof), and in each case, such offset shall be deemed to constitute a reduction in the amount of such Special Additional Rent so payable. No such offset or aggregate combined effect of separate offsets shall reduce the amount of any installment of Basic Rent to an amount insufficient, together with all other amounts payable simultaneously by Tenant, to pay in full the payments then required to be made on the account of the principal amount of and any interest on the Notes then outstanding and the Additional Rent described in clauses (i), (ii), (iii), (v) and (vi) of the definition thereof.



                 (c) In the event any Rent payable to Landlord is not received by Landlord on the due date therefor, a late charge shall be incurred and shall be paid as Additional Rent hereunder on the amount due from the due date therefor to the date of payment thereof in an amount equal to (i) one percent (1%) above the weighted average annual coupon rate of interest on such portion of Rent equal to the then due principal, interest and premium thereon on the Notes and (ii) in the case of such portion of Rent not described in clause (i), interest on any other Rent not paid when due at a rate per annum equal to the rate of interest publicly announced by Citibank, N.A., in New York, New York from time to time at its "prime rate" for United States dollar loans plus two percent (2%) but not to exceed in any event the maximum rate of interest payable under applicable law. If such bank shall no longer exist, or shall no longer publicly announce a "prime rate", then the parties shall designate a substitute banking institution of equivalent recognition and standing of such bank as of the date hereof to determine the "prime rate". Such charges at such rates are referred to herein collectively as the "Default Rate."



                 (d) Tenant covenants to Landlord and Indenture Trustee that (i) as of the date hereof and as of the date of each Rental Adjustment (as referenced below) during the Base Term, each installment of Interim Rent and Basic Rent as of the due date of such installment as set forth on Exhibit C hereto is, and shall be, at least equal to the amount of principal and interest on the Landlord's Debt as set forth on Exhibit C-1 required to be paid by Landlord under the Note Indenture (as in effect on the date hereof) on the corresponding due date of such installment of Interim Rent and Basic Rent; and (ii) as of the date hereof, the date of each Rental Adjustment (as referenced below) and the date of each Termination Value (as defined on Exhibit D attached hereto) adjustment pursuant to Article 15(d), during the Base Term the sum of all Interim Rent and Basic Rent payable in arrears on such date together with each Termination Value set forth on Exhibit D hereto is, and shall be, sufficient to enable Landlord to pay in full, as of the date of payment thereof, the aggregate unpaid principal of the outstanding Landlord's Debt required to be paid by Landlord as of such date under the Note Indenture (as in effect on the date hereof or as may be subsequently amended with Tenant's consent), together with all unpaid interest thereon accrued to such date.



                 (e) In the event that a Rental Adjustment shall be required pursuant to and in accordance with Section 21 of the Participation Agreement, Landlord and Tenant shall execute and deliver (i) to each other and to Indenture Trustee a supplement to the Lease, to reflect such adjustment, provided that such adjustment shall be effective for all purposes of this Lease regardless of whether such supplement is actually executed and delivered, and
(ii) to Indenture Trustee, a certificate substantially in the form of Exhibit C-2 hereto. "Rental Adjustment" shall have the meaning set forth in Section 21 of the Participation Agreement and shall include adjustment of Termination Values pursuant to such Section.





         4.      Net Lease; Non-Termination.


                 (a) Tenant acknowledges and agrees that this Lease is an absolute net lease. All monetary obligations under this Lease, including, but not limited to, payment of all Rent shall be absolutely and unconditionally paid by Tenant without notice, demand, setoff, counterclaim, abatement, deduction or defense (except as provided in Article 3(b) hereof with respect to Special Additional Rent). Tenant shall have no right to terminate this Lease (except as expressly provided in Articles 14, 15 and 39 hereof) nor shall Tenant be entitled to any abatement or reduction of Rent hereunder (except to the extent this Lease is terminated as expressly provided in Articles 14, 15 and 39 hereof), nor shall the obligations of Tenant under this Lease be affected, by reason of: (i) any damage to or destruction of all or any part of the Demised Premises from whatever cause, (ii) the taking of the Demised Premises or any portion thereof by eminent domain or other taking by a party empowered with the authority of eminent domain, (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Demised Premises, or any interference with such use, (iv) any default on the part of Landlord under this Lease, (v) any eviction by a holder of paramount title or otherwise, (vi) any purported merger of estates resulting from Tenant's acquisition or ownership of all or any part of the Demised Premises otherwise than as expressly provided herein, or (vii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding.

                 (b) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or void this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Landlord or its successors in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding.

         5.      No Continuous Operation.


                 Nothing contained in this Lease shall be construed to be a covenant or other obligation on the part of Tenant, either express or implied, to operate a business at the Demised Premises, except as the same may be required by Laws or by any agreement Tenant is required to comply with pursuant to Article 9(b) hereof. Notwithstanding the cessation of business operations at the Demised Premises, Tenant shall continue to perform and observe all of its obligations under this Lease and shall, unless Tenant is entitled and has elected to self-insure, shall maintain insurance coverage with respect to the Demised Premises in accordance with the requirements of this Lease.


         6.      Real Estate Taxes.


                 (a) Tenant shall pay and discharge all ad valorem real estate taxes or other taxes in the nature thereof and all assessments, general or specific (regardless how named or denominated), levied or imposed against or with respect to (i) the Demised Premises or any part thereof or interest therein or any addition, alteration, modification or improvement thereto, (ii) the Remainder Interest, (iii) the Rent, or (iv) Landlord's interest in this Lease or in the Demised Premises, including, in each case, any interest, penalties and additions to tax relating to such taxes or assessments (collectively referred to as "Property Assessments") at any time prior to, during or with respect to any period ending on or prior to, or resulting from or attributable in any respect to acts or events occurring on or prior to or relating to payments made by Tenant under the Operative Documents at any time prior to or after, the later of (x) the expiration or earlier termination of the Lease and (y) Tenant's actual return of possession of the Demised Premises in accordance with this Lease.

                 (b) Tenant shall also pay and discharge all taxes, levies, charges, licenses, fees, imposts, duties, withholdings, liabilities, costs, expenses or assessments of the United States of America or any state or political subdivision or taxing authority thereof or therein (including any interest, penalties and additions to tax thereon or thereto), which are levied, assessed or imposed on or with respect to Landlord, Tenant, the Demised Premises or any part thereof or interest therein or any addition, alteration, modification or improvements thereto, the Remainder Interest or the Rent payable hereunder including, without limitation, taxes or such other amounts that are or are in the nature of sales, use, rental, value added, filing, recording and transfer taxes, and any and all water, sewer or other such charges, excises, levies, fees, licenses, duties, withholdings, permits, inspections, real property franchise charges and other governmental charges of every character (in each case, regardless how named or denominated) which, at any time prior to, during or with respect to any period ending on or prior to, or resulting from or attributable in any respect to acts or events occurring on or prior to or relating to payments made by the Tenant under the Operative Documents at any time prior to or after, the later of (x) the expiration or earlier termination of the Lease and (y) the Tenant's actual return of possession of the Demised Premises in accordance with this Lease, may be levied, assessed or imposed on or in connection with or with respect to (i) the Demised Premises, or any estate, right, title or interest therein, or any construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, condition, maintenance, repair, storage, abandonment, retirement, substitution, transfer, occupancy, operation, leasing, subleasing, use or possession of, or sales from, or other activity conducted on the Demised Premises, any part thereof or any addition, alteration, modification or improvement thereto, (ii) the Remainder Interest,
(iii) this Lease, (iv) the Rent or receipts or earnings arising from or received by a party entitled to the benefits of this Article 6 with respect to the Demised Premises or any part thereof or any interest therein or any dispositions thereof, (v) any other amount paid or payable pursuant to the Lease or any document, amendment, supplement, waiver or consent relating thereto or (vi) otherwise with respect to or in connection with the transactions contemplated by this Lease or the Operative Documents. Any such taxes, levies, charges, assessments or other amounts payable by Tenant hereunder together with Property Assessments payable by Tenant hereunder shall be referred to as "Assessments" for all purposes of this Lease.



                 (c) Nothing in paragraphs (a) and (b) shall require Tenant to pay or reimburse Landlord for the payment of (w) any federal, state or municipal net income tax (including any interest, penalties and additions to tax thereon or thereto), or any net profit, inheritance, estate, succession, gift, or franchise tax (regardless how named or denominated) except for any such tax (i) which is in Direct Substitution (which Direct Substitution is documented by published administrative regulation, fiat or other official ruling, notice or release of any kind and/or in a statutory enactment or legislative history thereof by the state or political subdivision which enacted and/or levied any such tax) for any Assessment which Tenant is obligated to pay under this Lease, (ii) which is, or is in the nature of, a real property franchise charge, or a sales, use, rental, property, value added, transfer, stamp or license tax, (iii) which is necessary to make any payments hereunder on an After-Tax Basis (as defined in the Participation Agreement), (x) any transfer tax imposed upon the sale of all or a part of the Demised Premises by Landlord except for (i) a sale and transfer pursuant to Tenant's Purchase Offer set forth or in Articles 14, 15 or 40 hereof or any sale to a third party under
Article 39, hereof, (ii) any disposition or transfer resulting in connection with Articles 9, 10, 13, 21 or 41 hereof, and (iii) a transfer in connection with an Event of Default hereunder, (y) any tax, assessment, charge or levy imposed or levied upon or assessed against any property, any income or any business activity of Landlord, Remainder Purchaser or Remainder Participant solely to the extent such tax, assessment, charge or levy would have been imposed or levied on Landlord, Remainder Purchaser or Remainder Participant in the absence of the transactions contemplated by the Operative Documents (including any intangibles tax imposed with respect to any debt or investment paper that is unrelated to the transactions contemplated by the Operative Documents, the Notes or the Pass Through Certificates or (z) with respect to Landlord, Remainder Purchaser or Remainder Participant any tax resulting from the willful misconduct (including tax fraud) or gross negligence of Landlord, Remainder Purchaser or Remainder Participant.



                 (d) The date of levy of all Assessments shall be deemed to be the earlier of the due date for such Assessment or the date specified by each applicable taxing jurisdiction on which such taxes shall become a lien on the Demised Premises. Tenant's liability and obligation hereunder to pay such Assessments shall be fully accrued, fixed and final on the date of levy thereof subject to the rights to contest any such Assessments provided in this Article
6. In the event any such Assessments shall under law be payable to the applicable taxing authority in a lump sum or on an installment basis, so long as no Material Default or Event of Default shall have occurred and be continuing, Tenant shall have the sole right to elect the basis of legal payment. If Tenant shall elect to pay such Assessments on the installment basis, then Tenant shall pay those installments which relate to Assessments payable by Tenant hereunder directly to the applicable taxing authority.
During the continuance of an Event of Default hereunder, Tenant shall provide Landlord with evidence of payment of any Assessment, the non-payment of which could result in a Lien.



                 (e)      (1)     If any written claim shall be made against
Landlord, Remainder Purchaser or Remainder Participant or if any proceeding shall be commenced against Landlord, Remainder Purchaser or Remainder Participant (including a written notice of such proceeding) for any Assessments as to which Tenant may be obligated pursuant to this Article 6, Landlord (or if applicable Remainder Purchaser or Remainder Participant) shall promptly notify Tenant in writing and shall not take any action with respect to such claim, proceeding or Assessments without the written consent of Tenant, which consent shall not be unreasonably withheld or delayed, for 60 days after the receipt of such notice by Tenant; provided, however, that, in the case of any such claim, proceeding or Assessment, if Landlord shall be required by law or regulation to take action prior to the end of such 60-day period, Landlord shall in such notice to Tenant, so inform Tenant, and Landlord shall not take any action with respect to such claim, proceeding or Assessment without the written consent of Tenant, which consent shall not be unreasonably withheld or delayed, for 10 days after the receipt of such notice by Tenant unless Landlord shall be required by law or regulation to take action prior to the end of such 10-day period, in which case Landlord may take any action with respect to such claim, proceeding or Assessment prior to the end of such 10-day period, provided Landlord has not, at the time of taking such action, received a written request contemplated by 6(e)(2), below.



                          (2)     If requested by Tenant within 60 days or such
shorter period as specified in 6(e)(1) above, after receipt by Tenant of the required notice with respect to the claim or proceeding that is the subject of such notice, or, in the case of any claim or proceeding with respect to which Tenant, Remainder Purchaser or Remainder Participant (as opposed to Landlord) receives notice, upon the request of Tenant, Landlord (or if applicable Remainder Purchaser or Remainder Participant) either (i) in the case of an Assessment which may be contested in the name of Tenant, Remainder Purchaser or Remainder Participant and independently (without joinder, contribution or otherwise) from any claim, proceeding or Assessment that is not subject to indemnification by Tenant, shall permit the Tenant to control or, in the case of any claim, proceeding or Assessment, may request the Tenant to control, or
(ii) in the case of a claim, proceeding or Assessment which must be contested in the name of Landlord, but which may be contested independently (without joinder, contribution or otherwise) from any claim, proceeding or Assessment that is not subject to indemnification by Tenant, may, upon prior written consent by Landlord which consent shall be in its sole discretion, exercised in good faith, permit Tenant to control (so long as, in the good faith judgment of Owner Participant, there is no reasonable possibility that the Tenant's direction of such contest could have any adverse impact on the financial or public relations interests of Landlord or Owner Participant, in which case, Landlord may assert or reassert control of the contest; provided, however, the foregoing right to assert or reassert control shall not apply to any ad valorem real estate or personal property tax contest) (any contest of any claim, proceeding or Assessment ("Contest") described in the foregoing clauses (i) or
(ii) and for so long as

Tenant controls the Contest being hereinafter referred to as a "Tenant-Controlled Contest,") or (iii) in the case of an Assessment the Contest of which is not a Tenant-Controlled Contest, shall itself, contest in good faith (including, without limitation, by pursuit of appeals and administrative procedures) the validity, applicability or amount of such Assessments.

                          (3)     No matter who is in control, a Contest, at
the election of the Controlling Party (as defined herein), may include, without limitation, a challenge to the validity, applicability or amount of such Assessment by:

                                      (i)   resisting payment thereof;

                                     (ii)   not paying the same except under
         protest (which protest must be pursued using reasonable efforts in appropriate administrative and/or judicial proceedings) if protest shall be necessary and proper; or

                                    (iii)   if payment shall be made, using
reasonable efforts to obtain a refund thereof in appropriate administrative and/or judicial proceedings

(it being understood that Tenant may appeal or require Landlord to appeal to any appropriate administrative or judicial appeal body; provided, however, that no appeal shall be permitted or required hereunder to the United States Supreme Court.)

                          (4)     In no event shall such Contest be required or
permitted unless:

                                      (i)    in the case of a contest (A) which
         must be contested in the name of Landlord or (B) which is contested by Landlord in the name of Tenant, the amount at issue (taking into account all similar and logically related claims with respect to the transactions contemplated by the Operative Documents to the extent relating to the Demised Premises that have been or could be raised in an audit by the taxing authority in question for any other taxable period with respect to which an assessment of a tax deficiency is not barred by a statute of limitations, including, without limitation, such claims that may arise in future periods) exceeds $25,000;


                                     (ii)    Tenant shall have agreed in
         writing to pay Landlord (or, if applicable Remainder Purchaser) and shall pay on an After-Tax Basis (as defined in the Participation Agreement) as incurred all reasonable out-of-pocket costs and expenses Owner Participant and Landlord shall incur in connection with the contest of such claim (including, without limitation, all reasonable costs, expenses, legal and accounting fees and disbursements);


                                    (iii)    Landlord shall have determined in
         its sole discretion, exercised in good faith, that the action to be taken will not result in any material danger of sale, forfeiture or loss of any of the Demised Premises, the Remainder Interest or any part thereof or interest therein or the creation of any lien on any of the Demised Premises, the Remainder Interest or any part thereof or interest therein, other than any Permitted Liens and that there is no risk of criminal liability that may be imposed on or with respect to Landlord, Owner Participant, or, if applicable Remainder Purchaser and Remainderman Participant;


                                     (iv)    if such Contest is to be effected
         by payment of the claim, Tenant shall advance the amount thereof plus, as applicable, interest, penalties and additions to tax with respect thereto on an interest-free basis (at no additional net after-tax cost to Landlord but taking into account any net tax savings associated with such advance);

                                     (v)     no Material Default or Event of
         Default shall have occurred and be continuing;


                                     (vi)    in the case of a Contest which
         must be contested in the name of Landlord or which is contested by Landlord in the name of Tenant, (A) prior to initiating the Contest, Tenant shall have furnished Landlord with an opinion of independent tax counsel selected by the Tenant and reasonably acceptable to Landlord ("Tax Counsel"), which opinion shall be furnished solely at Tenant's expense, to the effect that a Reasonable Basis (as defined in the Participation Agreement) exists for such Contest and (B) prior to the appeal of any adverse judicial determination, Tenant shall have furnished Landlord with an opinion of Tax Counsel, which opinion shall be furnished solely at Tenant's expense, to the effect that there is a Reasonable Basis for concluding that there will be a reversal or other substantial favorable modification of such determination on appeal; and



                                    (vii)    After the completion of an
         administrative proceeding of first instance and prior to any administrative appeal, Tenant shall have acknowledged in writing its obligation unconditionally to indemnify Landlord (and if applicable Remainder Purchaser) for the Assessment hereunder in the event the Contest is unsuccessful (in whole or in part) or shall, in good faith, have notified Landlord of the reasons Tenant is not or may not be liable for the Assessment if the Contest is unsuccessful (in whole or in part). Notwithstanding the foregoing, Tenant shall have acknowledged in writing its obligation to indemnify (in whole or in part) Landlord (and if applicable Remainder Purchaser) for the Assessment hereunder in the event that the Contest is unsuccessful (in whole or in part) prior to any petition or complaint to a court. Any such acknowledgment hereunder shall not preclude Tenant from raising a defense to liability under this Article 6 if a court of competent and proper jurisdiction has rendered a decision that the cause of the claim is not one for which Tenant is responsible to pay an Assessment hereunder or an indemnity under Section 22 of the Participation Agreement.



                          (5)     In no event shall Landlord be required to
contest any claim, proceeding or Assessment if the subject matter of such claim, proceeding or Assessment shall be of a continuing nature and shall have previously been the subject of an adverse final determination hereunder or under the Participation Agreement after exercise by Tenant of its rights pursuant to this Article 6 or under the Participation Agreement, unless Tenant shall have delivered to Landlord at Tenant's expense an opinion of Tax Counsel to the effect that as a result of a change in law or fact it is more likely than not that Landlord will prevail in the contest of such claim.


                          (6)     Tenant shall conduct any Tenant-Controlled
Contest and Landlord shall control any Contest other than a Tenant-Controlled Contest. The party conducting the Contest ("Controlling Party") shall consult in good faith with the other party ("Noncontrolling Party") and its counsel with respect to such Contest but the decisions regarding what actions to be taken shall be made by the Controlling Party in its sole judgment (exercised in good faith). In addition, the Controlling Party shall keep the Noncontrolling Party reasonably informed as to the progress of the Contest, and shall provide the Noncontrolling Party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the Controlling Party or any affiliate thereof, in connection with such claim, proceeding or Assessment and/or the contest thereof.


                          (7)     Except as provided in the next sentence
hereof, Landlord shall not settle any Contest hereunder without the consent of Tenant, which consent shall not be unreasonably withheld. Notwithstanding anything contained in this Article 6, Landlord shall not be required to contest any claim or permit Tenant to contest any claim and may settle any Contest without the consent of Tenant if Landlord (i) shall waive its right to reimbursement or indemnity under this Article 6 and under the Participation

Agreement or otherwise with respect to such claim for such claim, proceeding or Assessment (and any claim made by the claiming taxing authority or any other taxing authority with respect to the same or any other taxable periods that are based, in whole or in part, upon the resolution of such claim), and (ii) shall pay to Tenant any amount previously paid or advanced by Tenant pursuant to this
Article 6 or under the Participation Agreement with respect to such claim for such Assessment or the contest of such Assessment other than the costs and expenses of the contest of such claim paid or reimbursed by Tenant in accordance with Article 6(e)(4) (ii) hereof or Section 21(c)(4)(ii) of the Participation Agreement.


                 (f)      (1)     Any amount payable by Tenant to Landlord (or
if applicable Remainder Purchaser) pursuant to this Article 6 shall be paid within 30 days after receipt by Tenant of a written demand therefor from Landlord or Remainder Purchaser accompanied by a written statement describing in reasonable detail the amount so payable, but (except as provided in this Article 6) shall in no event be payable before the date such Assessment is due. Any payments made pursuant to this Article 6 shall be made directly to Landlord or Remainder Purchaser or to Tenant, as the case may be, in immediately payable funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth herein, or in the Purchase Agreement or as provided to the payor from time to time in writing. Any Assessments which are the obligation of Tenant hereunder shall be payable by Tenant, to the extent allowed, directly to the appropriate taxing authority on or before the time, and in the manner, prescribed by applicable Laws without the necessity of any prior demand by Landlord.


                          (2)     In the event Tenant fails to make any payment
required under this Article 6, and Landlord makes a payment with respect to any such Assessments that are due and payable at the time of such payment (other than with funds advanced to Landlord on an interest-free basis by Tenant pursuant to this Article 6) Tenant shall pay to Landlord interest on the amount of such payment at the Default Rate (as defined in Article 1(b)(ii)) from (A) the date of payment by Landlord if it notifies Tenant that such payment has been made within 5 days of making such payment, or (B) from the date Landlord notifies Tenant of such payment in all other cases, in either case to the date of payment by Tenant to Landlord hereunder. Any amount payable under this
Article 6 that is not paid when due shall bear interest at the Default Rate (as defined in Article 1(b)(ii)).

                          (3)     Any amount payable to Tenant pursuant to this
Article 6 shall not be paid or retained by Tenant if at the time of such payment or retention a Material Default or Event of Default shall have occurred and be continuing. At such time as there shall not be continuing any such Material Default or Event of Default, such amounts shall be paid to Tenant to the extent not previously paid to Tenant.


                 (g) If any report, return or statement ("Filing") is required to be filed with respect to any Assessment that is subject to reimbursement or indemnification under this Article 6 or otherwise, Tenant shall promptly notify Landlord of such requirement in writing and, if permitted by applicable Laws and regulations to do so, Tenant shall timely file or cause to be filed such Filing with respect to such Assessment (except for any such Filing that Landlord has notified Tenant in writing that Landlord intends to file) and will (if ownership of the Demised Premises or any part thereof or interest therein is required to be shown on such Filing) show the ownership of the Demised Premises in the name of Landlord and send a copy of such Filing to Landlord; provided, however, that Landlord, at Tenant's written request, shall have furnished Tenant with such information, not within the control of Tenant, as is in Landlord's control or is reasonably available to Landlord and necessary to file such Filing; provided, however, Tenant shall pay all out-of-pocket expenses of Landlord and Owner Participant in connection therewith. If Tenant is not permitted by applicable Laws to file any such Filing, Tenant will promptly notify Landlord of such requirement in writing and prepare and deliver to Landlord a proposed form of such Filing within a reasonable time, and in all events at least 15 days prior to the time such Filing is required to be filed. In the case of any Filing either required to reflect items in addition to Assessments imposed on Tenant under this Article 6 (or indemnified against by Kmart under Section 22 of the Participation Agreement) or which Landlord has notified Tenant in writing that it will prepare and file, Tenant shall, at its expense, upon the written request of Landlord, provide Landlord with such information as is within Tenant's reasonable control or access. Tenant shall hold Landlord harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such Filing, if such insufficiency or inaccuracy and is attributable to Tenant.



                 (h) Tenant's obligations provided for in this Article 6 shall be those of a primary obligor whether or not Landlord (and if applicable Remainder Purchaser) may also be indemnified with respect to the same matter under the terms of the Purchase Agreement, the Trust Agreement, the Participation Agreement or any other document or instrument and Landlord may in seeking reimbursement or indemnification from Tenant proceed directly against Tenant without seeking to enforce any other right of indemnification (it being agreed that the foregoing is not intended to grant Landlord and Remainder Purchaser any right to any double recovery or double indemnity with respect to any claim, proceeding or Assessment hereunder of amounts for which Landlord and Remainder Purchaser has received under such other document or instrument (and is entitled to retain full indemnification)). If Tenant shall have fully reimbursed or indemnified Landlord and Remainder Purchaser, then Tenant shall be subrogated to the rights of Landlord and Remainder Purchaser with respect to any such reimbursed or indemnified claim. Tenant further acknowledges and agrees that nothing contained herein is intended to reduce or impair any rights of Landlord and Remainder Purchaser or any other Tax Indemnitee (as defined in the Participation Agreement) or any obligations of Tenant under Section 21 of the Participation Agreement (including, without limitation, Tenant's obligations with respect to contest preconditions).



                 (i) If Landlord (or if applicable Remainder Purchaser) shall receive a refund of all or part of any Assessments paid, reimbursed or advanced by Tenant with respect to any Contest under this Article 6, then, provided no Material Default or Event of Default shall have occurred and be continuing, Landlord (or if applicable Remainder Purchaser) shall pay to Tenant within 30 days of such receipt an amount equal to the lesser of (A) the amount of such refund of such Assessment plus or minus any net tax benefit or cost (taking into account any Assessments incurred by Landlord (or if applicable Remainder Purchaser) by reason of the receipt or accrual of such refund) realized by Landlord (or if applicable Remainder Purchaser) as a result of any payment made pursuant to this sentence (including this clause (A)), and (B) the amount of such Assessment paid, reimbursed or advanced by Tenant to Landlord or Remainder Purchaser), it being intended that Landlord (or if applicable Remainder Purchaser) shall retain a net tax benefit pursuant to this Article 6 only if Tenant shall first have been reimbursed for all Assessments it paid to Landlord and Remainder Purchaser, respectively, pursuant to this Article 6.
If, in addition to such refund, Landlord (or if applicable Remainder Purchaser) shall receive an amount representing interest on the amount of such refund, Landlord (or if applicable Remainder Purchaser) shall pay Tenant within 30 days of receipt, that portion of such interest that shall be fairly attributable to Assessments paid, reimbursed or advanced by Tenant prior to the receipt of such refund. Any subsequent denial, loss, repayment or recapture of such refund will be treated as an Assessment for which the Tenant is responsible hereunder subject to Tenant's rights to contest such denial, loss, repayment or recapture under, and in accordance with, Article 6(e) as though it were a new claim, proceeding or Assessment hereunder.



                 (j) Any payment or indemnity to or for the benefit of Landlord with respect to any Assessment which is subject to payment and indemnification under this Article 6 shall (A) reflect the current combined net savings actually realized by Landlord (or if applicable Remainder Purchaser) resulting from the current deduction of such indemnified Assessment and (B) include, after taking into account the savings described in clause (A), the amount necessary to hold Landlord (or if applicable Remainder Purchaser) harmless on an After-Tax Basis (as defined in the Participation Agreement).
If, by reason of any Assessment payment made to or for the account of Landlord (or if applicable Remainder Purchaser) by or on behalf of Tenant pursuant to this Article 6 (or the circumstances or event giving rise thereto), Landlord or Remainder Purchaser actually realizes a net tax benefit, refund, saving, deduction or credit against Assessments not indemnified by Tenant under any Operative Document, which benefit, refund, saving, deduction or credit was not previously taken into account in computing such payment, provided no Material Default or Event of Default has occurred and is continuing, Landlord (or if applicable Remainder Purchaser) shall promptly pay to Tenant an amount equal to the sum of (I) the actual net reduction in Assessments, if any, realized by Landlord (or if applicable Remainder Purchaser) which is attributable to such net tax benefit, refund, saving, deduction or credit and (II) the actual net reduction in Assessments, if any, realized by Landlord as the result of any payment made by Landlord (or if applicable Remainder Purchaser) pursuant to this sentence. Notwithstanding the foregoing, Landlord (or if applicable Remainder Purchaser) shall not be required to make any payment to Tenant pursuant to this Article 6 to the extent such payment would exceed, in the aggregate at any time, the amount of all prior payments made by or on behalf of Tenant to Landlord (or if applicable Remainder Purchaser) of the Assessment giving rise to such tax savings less the amount of all prior payments made by Landlord (or if applicable Remainder Purchaser) to Tenant of tax savings in respect of such Assessment pursuant to this Article 6, but any such excess shall reduce pro tanto any amount that Tenant is subsequently obligated to pay Landlord pursuant to this Article 6 with respect to such Assessment. If any amount otherwise payable to Tenant is not payable by reason of the occurrence and continuation of a Material Default or an Event of Default, such amount shall be payable when such Material Default or Event of Default is no longer continuing. The disallowance or reduction of any tax benefit, refund, savings, deduction or credit with respect to which Landlord (or if applicable Remainder Purchaser) has made a payment to Tenant under this Article 6 or which was taken into account in calculating any such payment under this Article 6 shall be treated as an Assessment as to which Tenant is obligated to pay or reimburse Landlord hereunder subject to Tenant's rights to contest such Assessment under, and in accordance with, Article 6(e) as though it were a new claim, proceeding or Assessment hereunder.


         7.      Liability Insurance.


                 (a) During the Lease Term, Tenant at its sole expense shall keep Landlord, the Owner Participant, Landlord's mortgagees, Landlord's ground lessor, if any, Remainder Purchaser, Remainderman Participant and Tenant insured, under an insurance policy of comprehensive general liability with broad form (including contractual liability) coverage on an occurrence form basis, against liabilities of any nature or type whatsoever, to the extent such coverage is available, for damage to persons or property including loss of life sustained by any person or persons within or arising out of the Demised Premises, including parking areas, sidewalks and driveways (hereinafter referred to as "Common Areas"), whether caused by Landlord's or Tenant's negligence or otherwise, in a policy or policies with minimum coverage of Five Million and No/100 Dollars ($5,000,000.00) with respect to injury to any one person and Five Million and No/100 Dollars ($5,000,000.00) with respect to any one accident or disaster, and Five Million and No/100 Dollars ($5,000,000.00) with respect to damage to property, or such greater amount as may be consistent, in Tenant's reasonable judgment, with commercially prudent practice.



                 (b) All policies of insurance shall be issued by an insurance company licensed to do business in the state where the Demised Premises are located, rated in the Best's Insurance Guide as not less than an A+ "rating classification," and with a VII "financial size category," or better, or a comparable rating by any successor agency. All such policies shall bear endorsements to the effect that Landlord, the Owner Participant, Landlord's mortgagee, ground lessor, if any, Remainder Purchaser, Remainderman Participant and Tenant are named as additional insureds as their interests may appear and that all such parties shall be notified not less than thirty (30) days in advance of any termination, expiration, modification or cancellation thereof. Said policy or policies shall expressly provide that it or they are primary insurance and not excess over or contributory with any valid, existing or applicable insurance in effect for or on behalf of Landlord or any other additional insured.



         While the Note Indenture remains in full force and effect and to the extent such rating agency is providing a rating for the Pass Through Certificates, all insurance companies providing such insurance shall have a Standard & Poors Rating Group ("Standard & Poors") claims paying ability rating of at least BBB-, a Moody's Investors Services, Inc. ("Moody's") claims paying ability of Baa and a Duff and Phelps Credit Rating Co. claims paying ability rating of A, as the case may be.



                 Copies of such policies, so endorsed, or certificates evidencing the existence thereof, shall be promptly delivered to Landlord, Owner Participant, Landlord's mortgagee, and/or ground lessor, if any, Remainder Purchaser and Remainderman Participant prior to the commencement date of this Lease and at least thirty (30) days prior to the expiration of any policy. In the event Tenant fails to effect or maintain such insurance, Landlord may obtain such insurance and Tenant shall reimburse Landlord for the cost thereof with interest at the Default Rate from the date incurred by Landlord.



                 (c) Tenant also agrees to maintain and keep in force, during the term hereof pursuant to its excess liability insurance coverage, statutory worker's compensation insurance coverage meeting all state and local requirements, including insurance for employer's liability with limits of no less than Five Million and No/100 Dollars ($5,000,000.00).


                 (d) Notwithstanding the foregoing, Tenant shall be entitled to self-insure the aforesaid insurance obligations (including its workers' compensation insurance to the extent permitted by law) at any time that Kmart has and maintains a consolidated tangible net worth of at least Seven Hundred Fifty Million and No/100 Dollars ($750,000,000.00) calculated in accordance with generally accepted accounting principles ("Net Worth Standard"). Tenant shall at all times maintain in effect such insurance coverages as provided in this Article 7 as to the Demised Premises as maintained by Kmart with respect to similar properties owned or leased by Kmart and located in the state and general geographic area where the Demised Premises is located.


         8.      Options to Extend Lease.


                 (a) Provided that no Material Default or Event of Default (each as defined in Article 20 hereof) hereunder has occurred and is continuing, upon expiration of the Base Term Tenant shall have six (6) successive options to extend the Lease Term for an additional period of five
(5) years on each such option, such extended term(s) to begin respectively upon the expiration of the prior term(s). The same terms and conditions as herein set forth shall apply to each such extended term except that (i) Basic Rent for each such extended term shall be equal to eighty percent (80%) of the average annual Basic Rent paid during the Base Term (the "Average Basic Rent") as set forth on Exhibit C attached hereto (inclusive of any Rental Adjustments made pursuant to Article 3(d) hereof), adjusted as provided in clause (ii) of this
Article 8(a), and (ii) on account of payments due to the Remainder Purchaser (the "Ground Rent") during the extended terms pursuant of the ground lease of the Demised Premises ("Ground Lease") entered into between Remainder Purchaser, as ground lessor, and Landlord, as ground lessee, Tenant shall pay, as Additional Rent, the amount of One and no/100 Dollars ($1.00) per year during the first extended term, and for each such extended term thereafter, Tenant shall pay the Ground Rent directly to Remainder Purchaser as ground lessor, and the Basic Rent payable to Lessor for each such extended term shall be reduced by an amount equal to fifty percent (50%) of the Ground Rent, provided, that if fifty percent (50%) of the Ground Rent is an amount which is greater than ten percent (10%) of the Average Basic Rent (inclusive of any Rental Adjustment made pursuant to Article 3(d) hereof), the Basic Rent payable to Lessor for each such extended term shall be further reduced by an amount equal to the excess of fifty percent (50%) of the Ground Rent over ten percent (10%) of the Average Basic Rent (as so adjusted). Basic Rent and Additional Rent as set forth in the preceding sentence during each such extended term, calculated as set forth in this clause (a), shall be payable semiannually in arrears in equal installments on each _________ and ____________, and Tenant's portion of Ground Rent payable pursuant to this clause (a) shall be payable by Tenant directly to Remainder Purchaser. Termination Value during each extended term shall be that in effect on the last day of the Base Term. If Tenant shall elect to exercise the aforesaid options, the aforesaid options, it shall do so by notice in writing and otherwise in accordance with the requirements of
Article 28 hereof given to Landlord not less than nine (9) months prior to the expiration of the Base Term of this Lease or of the Lease Term as extended.
The Tenant shall notify Landlord not less than twelve (12) months prior to such expiration of its intention to extend or not to extend the Lease Term, provided such notice shall not be binding on Tenant and Tenant's failure to give such notice shall not be a default under this Lease. If Tenant shall fail to exercise an option to extend the term of this Lease, this Lease shall expire upon the expiration of the then current term and Tenant shall not have any further option to extend the Lease Term.



                          Notwithstanding the foregoing, (i) Tenant shall not
have the right to extend the term of the Lease beyond the Base Term unless it shall have exercised its initial option to extend the Base Term for five (5) years for not less than twenty-five percent (25%) of the leases for Properties originally covered by the Purchase Agreement and in effect on the date such option is exercised ("Leases" for purposes of this paragraph) and (ii) if Tenant has exercised its initial option to extend the Base Term for more than twenty-five percent (25%) of such Leases but less than fifty percent (50%) of such Leases, the Basic Rent for each extended term shall be one hundred percent (100%) of the Average Basic Rent (inclusive of any Rental Adjustment made pursuant to Article 3(d) hereof) payable as set forth above. If the product of the calculation under (i) or (ii) above is a fraction, the fraction shall be rounded up to the next whole number.


                 (b) Provided that no Material Default or Event of Default hereunder has occurred and is continuing, prior to the expiration of the last extended term provided for in paragraph (a) above, Tenant may, at its expense, obtain an appraisal in accordance with the next succeeding sentence to determine the end of the extended term uninflated fair market value and remaining economic life of the building, site improvements and personalty. Based upon the determination of remaining economic life and uninflated residual value, Tenant shall be granted a number of additional successive five (5) year extended terms (or such shorter period as is appropriate in the case of the last such extended term) up to the maximum number of years (not to exceed twenty (20) years) (taking into account the Tenant's right to extend the Lease under paragraph (c) below) (i) which, taken together with the Interim Term and Base Term and all prior extended terms provided for in paragraph (a) above, does not exceed eighty percent (80%) of the sum of the remaining economic life of the building, site improvements and personalty and the prior number of years of the

Lease Term (including the Interim Term, Base Term and all extended terms provided for in paragraph (a) above) and (ii) at the end of which the remaining fair market value (without taking into account inflation or deflation, but taking into account any costs to the Landlord to obtain possession of such property) of the building, site improvements and personalty equals or exceeds twenty percent (20%) of Owner Participant's Purchase Price applicable thereto as set forth in Schedule C of the Purchase Agreement. Such appraisal shall be completed prior to the sixth (6th) month after Tenant's notice of its intent to exercise an option to extend. Basic Rent for each of the first two additional extended terms pursuant to this paragraph (b) shall equal the Basic Rent payable during the last year of the Base Term. Basic Rent for each of the remaining additional extended terms shall be fair market value rent. Termination Value for each of the additional renewal terms pursuant to this paragraph (b) shall be that in effect on the last day of the Base Term.

                 (c) In the event Tenant has elected not to renew the Lease upon the expiration of the Base Term or any renewal term, Tenant shall have the one-time option to extend the last term of this Lease for such period of time as shall cause the last day of the last term of this Lease to be the January 31 next succeeding the date upon which the term of this Lease would expire but for the exercise of this option. This option shall be deemed to have been exercised by Tenant unless Landlord shall have received notice from Tenant to the contrary not less than six (6) months prior to the expiration of the last term of this Lease. Basic Rent during this additional option period shall be the same rental payable under the terms of this Lease during the immediately preceding term except that Basic Rent shall be prorated upon a daily basis for the additional period.

         9.      Repairs and Maintenance.


                 (a) Tenant shall make and pay for all maintenance, replacement, alteration and repair of the Demised Premises on a timely basis whether foreseeable or not foreseeable, including, without limitation, roof repair and replacement, necessary to keep all of the Demised Premises, both structural and non-structural portions, in a good state of repair and tenantable condition, ordinary wear and tear excepted, consistent with the standard of maintenance employed by Tenant as of the date of this Lease with respect to similar properties owned or leased by Kmart and located in the general geographic area where the Demised Premises is located, applicable Laws, Environmental Laws (as defined in Article 12), standards of health and safety required by applicable public authorities and private insurers, and in keeping with the objective of preserving the fair market value and useful life of the Demised Premises.

                 Tenant shall pay for all of the costs of maintaining the Common Areas (as defined in Article 7(a) hereof) and common facilities located on the Demised Premises, including, but not limited to, the following: All amounts paid for (1) cleaning and re-striping the parking areas, sidewalks and driveways; (2) repairing, maintaining and replacing paved areas; (3) maintaining, repairing and replacing planted or landscaped areas; (4) lighting of parking lot including repair, replacements and maintenance of bulbs and lighting standards within said Common Areas and lighting fixtures affixed to any building; (5) paying all wages and salaries of persons directly and actually performing services described herein; (6) removing rubbish; and (7) removing of ice, snow and mud.



                 (b) During the Lease Term, notwithstanding that title to the Demised Premises has been transferred to Landlord and Remainder Purchaser, Tenant acknowledges and agrees that, in addition to Tenant's obligations under this Lease, Tenant shall comply with all of the terms and conditions of, perform all obligations of the owner of the Demised Premises and pay all expenses which the owner of the Demised Premises shall be required to pay in accordance with (i) all of the Permitted Exceptions as defined in the Purchase Agreement, including without limitation that [insert reference to applicable easement or operating agreements] (the "REA") and (ii) the Permitted Liens defined in Article 19(f) hereof. Without limiting the foregoing, in the event the responsible party fails to perform its obligations under the REA with respect to the Common Areas, Tenant shall perform such obligations and shall charge the responsible party with the obligations thereunder.


                 Tenant agrees to provide notice to the responsible parties under the REA such that the responsible parties shall also notify Landlord of any event which triggers an obligation to provide Tenant with notice under the terms of the REA.

                 Tenant shall be entitled to retain any and all sums paid to it as result of performing the duties and obligations of the responsible party under the REA. Tenant's obligations under this Article 9(b) shall extend to any amendments or modifications of the REA, but only to the extent Tenant has consented to such amendments or modifications.


                 (c) Tenant shall have no right to offset against any amounts otherwise owing under this Lease any payments made by Tenant under the provisions of Paragraphs (a) and (b) above. Tenant shall not agree to any amendment to the REA without the written consent of Landlord and the Indenture Trustee if such amendment could have a material adverse effect on the Demised Premises or Landlord's interest therein. Tenant shall provide Landlord with a copy of all amendments or supplements to the REA promptly following execution thereof.

         10.     Alterations and Additional Construction.


                 (a) Provided no Material Default or Event of Default hereunder has occurred and is continuing and subject to any applicable restrictions under the REA, Tenant may, at its own expense, from time to time make such alterations and additions, structural or otherwise, in and to the building constituting a part of the Demised Premises as it may deem necessary or suitable and erect or construct additional buildings or structures on and within any portion of the Demised Premises; provided, however, that Tenant shall not have the right to make any such alterations, additions, or erect or construct additional buildings or additional structures which would other than to an insignificant extent diminish the fair market value or remaining useful life of the Demised Premises or cause the Demised Premises to be characterized as limited use property (as described in Section 4.09 of Revenue Procedure 75-28 or Revenue Procedure 76-30); and provided further that Tenant shall provide written notice to Landlord together with its drawings and specifications for structural alterations, additions or additional buildings or structures and certify that: (i) the new structures shall be built under the supervision of a certified architect, (ii) the structural integrity of the existing buildings will not be impaired by such work, (iii) Tenant is complying with all applicable Laws and the requirements of the Permitted Exceptions as defined in the Purchase Agreement, (iv) Tenant has obtained any licenses or permits required, copies of which shall be delivered to Landlord upon request, and (v) such structural alterations, additions or additional buildings or structures will not encroach upon any adjacent premises and shall be diligently pursued and completed prior to expiration of the Lease Term. Tenant shall be entitled to proceed with such structural alterations, additions or additional buildings or structures unless Landlord shall have notified Tenant within fifteen (15) days after its receipt of Tenant's notice that, in Landlord's reasonable opinion, such structural alterations, additions or additional buildings or structures would other than to an insignificant extent diminish the fair market value, or remaining useful life of the Demised Premises or cause the Demised Premises to be characterized as limited use property (as described in Section 4.09 of Revenue Procedure 75-28 or Revenue Procedure 76-30). In the event of a dispute with regard to the diminution of fair market value or remaining useful life, an appraisal shall be performed in accordance with the procedures of Article 45 hereof, and the result of the appraisal as to the expected diminution, if any, of fair market value or remaining useful life shall be binding upon the parties. The term "structural alterations," as used herein, shall not include moving of non-load bearing partitions, minor plumbing and electrical work, or modification and rearrangement of Tenant's fixtures or other minor changes of a similar nature. Landlord, at Tenant's cost, shall cooperate with Tenant in securing building and other permits or authorizations required from time to time for any work permitted hereunder or installations by Tenant.

                 (b) The provisions of this Lease shall apply to and shall govern Tenant's rights and obligations with respect to all such alterations, additions, additional buildings or structures and the same shall be considered part of the Demised Premises. All Assessments levied thereon shall be paid by Tenant as provided in this Lease. Tenant shall be required to maintain liability and property insurance on said additional improvements (or to self-insure to the extent permitted hereunder) in the same manner as is required in this Lease. In the event Tenant constructs any such additions or additional buildings or structures, Landlord shall not be obligated to furnish additional parking areas in substitution of areas thereby built over.



                 (c) In connection with any alterations, additions or erection of additional improvements, Tenant shall perform, diligently pursue and complete all work in a first class workmanlike manner in compliance with applicable Laws, free of liens except for Permitted Liens. Tenant shall maintain at all times during construction all risk builders insurance and comprehensive general liability insurance naming Landlord, Remainder Purchaser and Landlord's mortgagee as additional insureds.


                 Tenant shall be entitled to self-insure with respect to the insurance required by the immediately preceding paragraph during such time that Kmart meets the Net Worth Standard.

                 (d) All alterations, additions or additional buildings or structures made or erected by Tenant on the Demised Premises shall without further act become the property of Landlord (except for the assignment of Condemnation proceeds expressly provided herein in the second paragraph of
Article 15(d)) and Landlord shall not be required to compensate Tenant therefor; provided, however, Tenant may claim all tax benefits and incidents attendant thereto as lessee thereof which Tenant is entitled to claim under applicable tax law. Tenant will execute any necessary deed or bill of sale required to convey title thereto to Landlord.

         11.     Utilities.

                 Tenant shall pay all charges for all utilities (including, without limitation, gas, water, oil, sewage, telephone and electricity) furnished to the Demised Premises during the Lease Term. Tenant acknowledges and agrees that it shall obtain and use its reasonable efforts to maintain service with respect to all such utilities at the Demised Premises.

         12.     Governmental Regulations.

                 (a) Tenant shall observe and comply (other than to an insignificant extent) in all respects with all requirements of laws, rules, codes, orders and regulations of the federal, state and municipal governments or other duly constituted public or quasi-public authority applicable to the Demised Premises, including, but not limited to, all Environmental Laws (as defined below) and the Americans With Disabilities Act ("ADA"), as amended from time to time, together with all regulations promulgated thereunder (collectively, "Laws"). Tenant shall make all alterations or changes to the Demised Premises, subject to Article 10 hereof, as may be required from time to time to comply with applicable Laws. Such alterations or changes shall be made in compliance with and shall be governed by Article 10(b), (c) and (d) and title thereto shall immediately vest in Landlord.


                 (b) Tenant shall also comply (other than to an insignificant extent) in all respects with all Environmental Laws now or hereafter applicable to the Demised Premises, or the use, modification, maintenance or operation thereof, and shall have sole responsibility for the expenses, including legal and other professional fees and expenses and costs of investigation associated with such compliance, including compliance with any such Environmental Law directed to Landlord or Owner Participant or Remainder Purchaser or to which Landlord or Owner Participant or Remainder Purchaser may become subject with respect to the Demised Premises. For purposes of this Lease, Environmental Laws shall mean all federal, state, and local laws, ordinances, rules, regulations, requirements, permits, authorizations, licenses, approvals, criteria, guidelines, and judicial and administrative orders, decrees, or judgments, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof, relating to the regulation and protection of human health, safety, the environment and natural resources including, without limitation, laws (and all other items recited above) relating to emissions, discharges, releases, threatened releases or remediation of, or any other response action related to, Hazardous Materials (as defined in Article 38) or otherwise relating to the generation, use, treatment, storage, recycling, disposal, transport, or handling of or exposure to Hazardous Materials. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"); the Resource Conservation and Recovery Act ("RCRA"); the Federal Insecticide, Fungicide, and Rodenticide Act; the Toxic Substances Control Act; the Clean Air Act; the Federal Water Pollution Control Act; the Oil Pollution Act of 1990; the Endangered Species Act; the National Environmental Policy Act; the Hazardous Materials Transportation Act; the Occupational Safety and Health Act; and the Safe Drinking Water Act; each as amended from time to time, and each of their state and local counterparts or equivalents.



                 For purposes of this Lease, "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions or causes of action, suits, obligations, liabilities, losses, proceedings, decrees, judgments, penalties, fees, demands, demand letters, orders, directives, claims (including any claims involving liability in tort, strict, absolute or otherwise), liens, notices of non- compliance or violation, and legal fees or costs of investigations or proceedings, relating in any way to any Environmental Law or arising from the presence or release (or alleged presence or release) into the environment of any Hazardous Materials (as defined in Article 38) (hereinafter "Claims") including, without limitation, and regardless of the merit of such Claim, any and all Claims by any governmental or regulatory authority or by any third party for enforcement, cleanup, removal, containment, restoration, corrective action, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law or any alleged injury or threat of injury to human health, safety, the environment or natural resources.

         13.     Landlord to Grant Easements, Dedications, Etc.


                 Provided that no Material Default or Event of Default hereunder has occurred and is continuing and subject to the proviso contained in this sentence and the provisions of the succeeding sentence, Landlord does hereby (and shall by a separate instrument if requested by Tenant, from time to time, upon thirty (30) days' prior written notice to Landlord at Tenant's cost and expense) irrevocably make, name, constitute and appoint Tenant the true and lawful agent and attorney-in-fact, coupled with an interest, of Landlord during the term of this Lease, with full power and authority to do and perform the following acts, at no cost to Landlord: (i) grant easements and other rights in the nature of easements, (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Demised Premises,
(iii) dedicate or transfer unimproved portions of the Demised Premises for road, highway or other public purposes, (iv) execute petitions to have the Demised Premises annexed to any municipal corporation or utility district, (v) execute amendments to any covenants and restrictions affecting the Demised Premises, and Landlord shall execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers to the extent of its interest in the Demised Premises (or execute such instrument in its own name); provided, however, that the rights granted to Tenant pursuant to the provisions of this paragraph (and the obligation of Landlord to execute such instrument) are subject to thirty (30) days' prior written notice to Landlord and Remainder Purchaser which notice shall include
(x) a certificate of an authorized officer of Tenant (A) describing such grant, release, dedication, transfer, petition or amendment, (B) stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Tenant on the Demised Premises and does not, other than to an insignificant extent, impair the usefulness of the Demised Premises for the purposes contemplated and permitted hereby, or reduce the fair market value or remaining useful life of the Demised Premises, or impair the Landlord's, Owner Participant's or Remainder Purchaser's or any of their respective assignees interest in the Demised Premises, or cause the Demised Premises to be characterized as limited use property (as described in Section 4.09 of the Revenue Procedure 75-28 or Revenue Procedure 76-30, and (C), the consideration, if any, being paid for such grant, release, dedication, transfer, petition or amendment and (y) duly authorized and binding unconditional undertakings of Tenant that it will remain obligated hereunder to the same extent as if such grant, release, dedication, transfer, petition or amendment had not been made (including, without limitation, the obligation to pay all Rent in accordance with the terms hereof), and that Tenant will perform all obligations of Landlord and Remainder Purchaser under such instrument. In the case of those grants, releases, dedications, transfers or amendments referred to in subparagraphs (i), (iii) and (v) of the preceding sentence, the prior written approval of Landlord shall be required (which approval shall not be unreasonably withheld or delayed), provided if Tenant requests such approval in writing and Landlord has not approved or disapproved the same within thirty (30) days of such request, it shall be deemed approved, and provided further, if such grants, releases, dedications, transfers or amendments do not by their respective terms extend beyond the expiration or earlier termination of this Lease, the approval of Landlord shall not be required. The consideration, if any, received by Landlord or Tenant for such grant, release, dedication, transfer, petition or amendment shall be applied pursuant to Article 15, as if such consideration were net proceeds from an event of Condemnation. Tenant hereby accepts said agency and power of attorney and agrees and consents to its terms, conditions and provisions.


         14.     Insurance; Damage to Demised Premises.



                 (a) From and after the commencement of the Lease Term, Tenant shall insure the buildings and improvements on the Demised Premises, including Tenant's buildings, against damage or destruction by fire and other casualties under a policy of insurance including broad form, extended coverage all risk endorsements, including but not limited to fire, theft, flood, water damage, collapse, windstorm, hail, boiler & machinery (if objects exist), lightning, explosion, falling objects (i.e. aircraft), back-up & seepage of sewers and drains, and business interruption to the extent maintained by Tenant with respect to similar properties owned or leased by Tenant and located in the state and general geographic area where the Demised Premises is located. Such endorsements shall be subject to annual review by Landlord to identify additional coverages payable by Tenant made necessary by market conditions or made available by insurers of similar improvements for risks now or hereafter deemed commercially reasonable to insure. Said insurance shall be in an amount equal to not less than one hundred percent (100%) of the full insurable replacement value of the Demised Premises (except for a Fifty

Million and No/100 Dollars ($50,000,000) per occurrence/aggregate sublimit for flood damage). At any time during the term of this Lease that Tenant is not self-insuring pursuant to the terms of this Article, Tenant shall obtain at its sole cost and expense and deliver to Landlord every three (3) years during the Lease Term an independent appraiser's or engineer's certification of the full replacement cost of the Demised Premises. In no event shall the deductible amount under such policies of insurance exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate.



                 (b) Landlord and Landlord's mortgagee (including the Indenture Trustee) shall be named as loss payees and additional insureds thereunder. All required insurance policies shall bear endorsements to the effect that Landlord and Landlord's mortgagee and ground lessor (if any) shall be notified not less than thirty (30) days in advance of modification or cancellation thereof and that Tenant has waived any right of recovery from Landlord. Such policies shall contain no condition to disbursement of proceeds based on actual restoration of the Demised Premises and shall provide that such insurance is primary insurance and not excess over or contributory with any valid, existing or applicable insurance in effect for or on behalf of Landlord. Copies of such insurance policies or certificates evidencing the existence thereof so endorsed, or a certificate of self-insurance evidencing Tenant's election to self-insure such obligations, shall be promptly delivered to Landlord prior to commencement of the Lease Term and at least thirty (30) days prior to the expiration of any policy. Any policy of insurance shall be issued by an insurance company licensed to do business in the state where the Demised Premises are located rated in the Best's Insurance Guide as not less than an A+ "rating classification" and with a VII "financial size category," or better or rated by a successor agency at comparable ratings. At any time during the term of this Lease that either respective rating shall fall below A+ or VII (or such comparable ratings of any successor agency), Tenant shall obtain insurance from a replacement insurer carrying an A+ and VII rating or comparable rating.



         While the Note Indenture remains in full force and effect and to the extent such rating agency is providing a rating for the Pass Through Certificates, all insurance companies providing such insurance shall have a Standard & Poors claims paying ability rating of at least BBB-, a Moody's claims paying ability rating of at least Baa and a Duff and Phelps Credit Rating Co. claims paying ability rating of A.



                 (c) Notwithstanding the foregoing, Tenant shall be entitled to self-insure its aforesaid insurance obligations at any time that Tenant meets the Net Worth Standard.



                 (d) Irrespective of the cause thereof, Landlord shall not be liable for any loss or damage to the Demised Premises resulting from fire, explosion or any other casualty. In the event of Tenant's failure to obtain or maintain the insurance called for under this Lease, Landlord shall have the right, together with Landlord's remedies set forth herein, to obtain the policies of insurance required under this Lease and to bill Tenant for the premium payments therefor, together with interest at the Default Rate. Landlord shall have no obligation to maintain insurance of any nature or type whatsoever on the Land described in Exhibit A, any improvements thereon owned by Landlord or Tenant or the Demised Premises and neither Tenant nor Tenant's insurer shall have any rights to direct actions or subrogation against any policy of insurance obtained by Landlord.



                 (e) In the event that, at any time during the Lease Term, the building and/or site improvements included in the Demised Premises shall be damaged or destroyed (partially or totally) by fire, the elements or any other casualty (including, without limitation, erosion caused by the encroachment of any river or stream onto the Land), whether insured or not, Tenant shall without abatement of Rent, at its expense, promptly and with due diligence repair, rebuild and restore the same as nearly as practicable to the condition existing just prior to such damage or destruction consistent with the maintenance and repair obligations of Tenant in Article 10 of this Lease. Provided that no Material Default or Event of Default has occurred and is continuing, at any time that Tenant or Kmart meets the Net Worth Standard or in the event of a loss below Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), insurance proceeds from insurance maintained pursuant to the requirements of this Lease shall be released to Tenant for restoration and repair; otherwise the Indenture Trustee shall have the right to receive any insurance settlement fund in escrow subject to disbursement pursuant to the terms set forth in Article 16 hereof. Tenant shall complete such restoration prior to the expiration of the current term of this Lease, but if additional time is required to complete such work and Tenant otherwise does not extend the term of this Lease as provided in Article 8 hereof, Tenant shall use diligent and reasonable effort to complete such work as soon as possible following the termination of this Lease and pay to Landlord daily rent at the rate referred to in Article 8(c).



                 (f) Notwithstanding the foregoing paragraph, in the event of a substantial or total casualty of the land, such building or improvements, Tenant may give written notice to Landlord and Remainder Purchaser within thirty (30) days after such damage or destruction of its intention to terminate this Lease and Tenant shall simultaneously make and deliver to Landlord and Remainder Purchaser Tenant's Purchase Offer in accordance with
Article 40 hereof. In the event Landlord rejects Tenant's Purchase Offer pursuant to Article 40, an amount equal to all proceeds of insurance or self-insurance, as the case may be, shall be paid to Landlord on the Purchase Offer Termination Date together with the amount of any deductible under any such insurance and together with all other amounts specified in Article 40(c). In the event Landlord accepts Tenant's Purchase Offer, all such insurance proceeds shall be paid to Tenant on the Purchase Offer Termination Date.


         15.     Eminent Domain.


                 (a) In the event of (i) a permanent Condemnation (as defined below) of all of the Demised Premises, (ii) a temporary Condemnation of all or any portion of the Demised Premises, or a permanent Condemnation of any substantial portion of the Demised Premises (which, in either case, is sufficient in Tenant's judgment to render the Demised Premises unsuitable for the use and occupancy of Tenant), or (iii) a Condemnation of the points of ingress-egress to public roadways such that they shall be materially impaired (with no reasonable replacement points of ingress-egress provided so as to render the Demised Premises unsuitable for its intended use), Tenant shall deliver to Landlord Tenant's Purchase Offer in accordance with Article 40 hereof within thirty (30) days (or, with respect to a Condemnation of less than all the Demised Premises, ninety (90) days) after the entry of a final order of taking. In the event Landlord rejects Tenant's Purchase Offer pursuant to
Article 40 and provided that the parties have satisfied their obligations under
Article 40, the Condemnation proceeds shall be paid to Landlord on the Purchase Offer Termination Date, together with all other amounts specified in Article 40(c) (except as otherwise provided in paragraph (d) below). In the event Landlord accepts Tenant's Purchase Offer pursuant to Article 40 and provided that the parties have satisfied their obligations under Article 40, Landlord shall assign the Condemnation proceeds to Tenant on the Purchase Offer Termination Date.


                 For purposes hereof, a "Condemnation" shall mean a condemnation, confiscation, seizure, requisition or other taking or sale of the use or occupancy of, or title to the Demised Premises pursuant to the power of eminent domain or through a deed in lieu of condemnation.


                 (b) In the event of a taking of any portion of the Demised Premises constituting less than a substantial portion, this Lease shall continue as to that portion of the Demised Premises which shall not have been taken with no abatement of Basic Rent, in which event Tenant shall promptly and with due diligence restore the Demised Premises to as nearly as practicable the condition which existed just prior to such taking, consistent with the maintenance and repair obligations of Tenant under Article 9 hereof. Provided that no Material Default or Event of Default has occurred and is continuing, at any time that Tenant or Kmart meets the Net Worth Standard or in the event of an award of less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) the portion of the Condemnation award not in excess of the cost of such restoration shall be released to Tenant for restoration; otherwise the Indenture Trustee (or Landlord if the Indenture has been discharged as to the Demised Premises) shall take possession of such award to disburse payment to Tenant pursuant to the terms set forth in Article 16 hereof. Tenant shall complete such restoration prior to the expiration of the current term of this Lease, but if additional time is required to complete such work and Tenant otherwise does not extend the term of this Lease as provided in Article 8 hereof, Tenant shall use diligent and reasonable effort to complete such work as soon as possible following the termination of this Lease and pay to Landlord daily rent at the rate specified in Article 8(c) hereof.



                 (c) Without limiting the foregoing, in the event a portion of the Land shall be subject to a permanent Condemnation by public or quasi-public authority, Tenant shall make reasonable efforts to substitute equivalent and similarly improved lands contiguous to and properly integrated with the remainder of the site depicted on Exhibit B. Any substitute land together with the remaining Demised Premises shall meet the standards set forth in Article 41 hereof. Tenant shall be entitled to receive the Condemnation award to the extent required to acquire substitute land subject to the rights of Landlord's mortgagee as above stated. Any such land acquired by Tenant shall be part of the Demised Premises subject to this Lease, and an Estate for Years interest therein (or, after the Base Term, a ground lease interest) shall vest in Landlord subject to this Lease, and a remainder interest herein (or, after the Base Term, fee title subject to this Lease and to a ground lease) shall vest in Remainder Purchaser. Tenant shall take all actions necessary to vest title to such land in Landlord.


                 If Tenant shall be unable to substitute such lands and if one or more Condemnations shall in total deprive Tenant of any substantial portion of the Demised Premises which is sufficient in Tenant's judgment to render the remaining portion thereof unsuitable for the use or occupancy of Tenant, then, in such event, subsection (a) of this Article 15 above shall apply.


                 (d) Tenant's obligation to restore the Demised Premises in the event of a partial taking is not conditioned upon the adequacy of the Condemnation proceeds to complete such restoration. In the event of an inadequate award, the amount of such award held by the Indenture Trustee shall be disbursed pro rata until completion of restoration pursuant to the terms set forth in Article 16 hereof. Tenant shall fund the deficits in the pro rata progress payments disbursed by the Indenture Trustee in accordance with Article 16 hereof. In the event the Condemnation proceeds exceed the actual cost of restoration, the Proceeds Trustee shall have the right to retain the excess proceeds (other than any excess proceeds allocable to the Remainder Purchaser), as Additional Rent, and apply the same in accordance with the Note Indenture and any such excess proceeds which are not retained by the Proceeds Trustee shall be paid to Landlord in accordance with Section 4 of the Tripartite Agreement, or, if Landlord's Debt is no longer outstanding, such excess proceeds shall be paid to Landlord in accordance with Section 4 of the Tripartite Agreement. To the extent applied in respect of Landlord's Debt, Termination Values hereunder shall be correspondingly reduced by an amount equal to such excess proceeds; provided that no adjustment shall be required hereunder unless such excess proceeds exceed One Hundred Thousand and No/100 Dollars ($100,000).



                 In the event that at the time of any Condemnation of the buildings on the Demised Premises, Tenant shall not have fully amortized expenditures which it may have made on account of any improvements, alterations or changes to such buildings after the date hereof or if Tenant shall have suffered a loss of business, so long as no Material Default or Event of Default is continuing, Landlord shall assign to Tenant that portion of any award payable as a result of such taking as shall be expressly attributed by the terms of such award (i) to such loss of business or (ii) to the unamortized portion of Tenant's expenditures; provided that in no event shall the award otherwise payable to Landlord be diminished in any manner by an amount allocated to Tenant.





         16.     Insurance Proceeds, Claims Settlement.


                 (a) In the event of loss or damage to the Demised Premises, Tenant shall promptly notify Landlord thereof in writing and shall prepare and present timely claims (unless Tenant is at the time self-insuring the risk for which such claim would be presented) to the appropriate insurers on behalf of Tenant, Landlord and Landlord's mortgagee. Tenant shall adjust and settle such non-self-insured claim, provided that if Tenant has failed to settle such claims within three (3) years of the event of loss or damage, then Landlord and/or its mortgagee shall have the right to adjust and settle such claims. At any time (i) Tenant or Kmart does not meet the Net Worth Standard and the claim for damage to the Demised Premises involves net proceeds of more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), or (ii) a Material Default or Event of Default has occurred and is continuing, no settlement shall be made without Landlord's consent, which will not be unreasonably withheld or delayed, and Landlord and its mortgagee shall be entitled to participate in the adjustment process.



                 (b) In the event the net proceeds of any such claim are not in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), and provided further that no Material Default or Event of Default hereunder has occurred and is continuing, such proceeds shall be payable to Tenant. In the event the net proceeds are in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) and Tenant or Kmart does not meet the Net Worth

Standard, or a Material Default or Event of Default hereunder has occurred and is continuing, such sum shall be paid to Indenture Trustee, or at such time as Landlord's Debt is no longer outstanding, to such other person mutually agreeable to Landlord and Tenant (herein called the "Proceeds Trustee") as trustee for Landlord and Tenant and disbursed in the manner hereinafter provided. Insurance proceeds shall be deposited in an interest bearing account and shall be distributed to Tenant upon progress of completion of restoration, repair, replacement or rebuilding, provided no Material Default or Event of Default has occurred and is continuing hereunder. Insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee upon receipt by Landlord and Proceeds Trustee of the following:


                          (1) A certificate signed by Tenant, dated not more than thirty (30) days prior to the application for such disbursement, setting forth in substance the following:

                                      (i)    that the sum then requested to be
                 disbursed either has been paid by Tenant or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered and furnished certain labor and materials for the work; giving a brief description of such services and materials and the principal subdivisions or categories thereof and the amounts so paid or due to each of said persons in respect thereof, and stating the progress of the work up to the date of said certificate;

                                     (ii)    that the sum then requested to be
                 disbursed, plus all sums previously disbursed, does not exceed the cost of the work as actually accomplished up to the date of such certificate;

                                    (iii)    that except for the amounts, if
                 any, stated in said certificate pursuant to the foregoing clause (i) of this paragraph to be due for services or materials, there is no outstanding indebtedness known to the person signing the certificate, after due inquiry, which is then due and payable for work, labor, services and materials in connection with the work, which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, materialman's statutory or similar lien upon Tenant's leasehold estate or Tenant's or Landlord's interest in the Demised Premises or any part thereof;

                                     (iv)    that all materials and all
                 property described in the certificate are free and clear of all liens and encumbrances except for Permitted Liens (as hereinafter defined); and

                                      (v)    that the amount remaining in the
                 possession of the Proceeds Trustee after disbursement of the sum then requested at least equals the estimated unpaid costs to complete work (and if insufficient funds remain, Tenant shall deposit additional funds with the Proceeds Trustee sufficient to enable Tenant to make the foregoing certification).

                          (2) Evidence reasonably satisfactory to the Proceeds Trustee and Landlord showing that there has not been filed with respect to Tenant's leasehold estate or Tenant's or Landlord's interest in the Demised Premises or any part thereof any vendor's, mechanic's, laborer's or materialmen's statutory or similar lien which has not been discharged of record other than Permitted Liens, except such as will be discharged upon payment of the amount then requested to be disbursed, or affirmative title insurance coverage over such liens.


                          (3) Lien waivers from each person entitled to a mechanics' or materialman's lien against the Premises by reason of such work, or affirmative title insurance over all such inchoate liens.


                 Upon compliance with the foregoing provisions, the Proceeds Trustee shall, out of the deposited sums, disburse to the persons named in the certificate the respective amounts stated in said certificate to be due to them and/or shall disburse to Tenant the amount stated in said certificate to have been paid by Tenant.


                 (c) At any time after the completion in full of the work, provided that no Event of Default hereunder shall have occurred and then be continuing, the whole balance of the deposited sums not theretofore disbursed pursuant to the foregoing provisions of this Article 16 shall be disbursed to or upon the order of Tenant, upon receipt by the Proceeds Trustee of (1) a certificate signed by Tenant, dated not more than thirty (30) days prior to the application of such disbursement, setting forth in substance the following to the best knowledge of Tenant, after due inquiry, (i) that the work has been completed in full in compliance with this Lease; (ii) that all amounts which Tenant is or may be entitled to have disbursed under the foregoing provisions of this Article 16 on account of services rendered or materials furnished in connection with the work have been disbursed under said provisions, and (iii) that all amounts for whose payment Tenant is or may become liable in respect of the work have been paid in full except to the extent, if any, of any retainage and which retainage shall be applied to the final payments of the amounts due,
(2) a copy of the final plans and specifications of the improvements on the Demised Premises, which plans and specifications shall be delivered to Landlord, (3) an official search or a certificate of a title company reasonably satisfactory to the Proceeds Trustee showing that there has not been filed with respect to Tenant's leasehold estate or Tenant's or Landlord's interest in the Demised Premises or any part thereof, any vendor's, mechanic's, laborer's or materialmen's statutory or similar lien or other than Permitted Liens which have not been discharged of record or for which affirmative insurance has not been provided, and (4) a final certificate of occupancy or equivalent governmental approval.


                 Any insurance proceeds remaining after completion of the reconstruction as specified shall be paid to Tenant so long as no Material Default or Event of Default has occurred and is continuing. If the conditions for the release of money to Tenant are not met after a period of three (3) years after the date of completion of reconstruction (such three-year period to be extended by the length of any delay caused by reasons beyond the control of Tenant), any funds held by the Proceeds Trustee shall be disbursed to the Indenture Trustee as Additional Rent to be used for the pro rata prepayment of the Notes pursuant to the Note Indenture, or to Landlord if the Indenture has been discharged as to the Demised Premises.


         17.     Use, Assignment and Subletting.


                 The Demised Premises may be used for any lawful purposes except that no use may be made (whether by Tenant or any assignee or subtenant of Tenant or otherwise) which: (i) is a public nuisance, (ii) causes the Demised Premises to become "tax-exempt use property" within the meaning of
Section 168(h) of the Internal Revenue Code, as amended, or any successor statute thereto ("Code") or "tax-exempt bond financed property" within the meaning of Section 168 (g)(5) of the Code, (iii) would void any certificate of occupancy required for the Demised Premises, (iv) makes it commercially unreasonable to obtain, or results in the cancellation of policies of, the insurance required by this Lease, or (v) increases the risk of environmental liability to Landlord; provided, however, (but without limiting Tenant's obligations under Articles 12 and 38) that any retail or office use shall not be deemed to increase the risk of environmental liability for purposes of this provision.


                 Tenant may assign this Lease or sublet the whole or any part of the Demised Premises provided (i) no Material Default or Event of Default hereunder has occurred and is continuing, (ii) that such assignment or sublease shall be expressly subject and subordinate to this Lease in a manner reasonably satisfactory to Landlord, and
(iii) that Kmart shall remain fully and primarily liable for the performance of Tenant's obligations hereunder and in respect of any of its obligations under any of the other Operative Documents. Tenant's liability hereunder shall continue notwithstanding the rejection of this Lease or any sublease of this Lease pursuant to Section 365 of Title 11 of the United States Code or any similar law relating to bankruptcy, insolvency, reorganization or the rights of creditors, which arises subsequent to such assignment. In the event Tenant assigns this Lease and it shall thereafter be rejected in a bankruptcy or similar proceeding affecting such assignee, a new lease identical to this Lease shall be deemed reinstituted as between Landlord and the Kmart without further act of either party. Nothing herein shall be construed to permit Tenant to mortgage, pledge, hypothecate or encumber in any manner or nature whatsoever Tenant's interest under this Lease in whole or in part. Tenant shall provide notice to Landlord of such assignment or sublease within fifteen (15) days prior to the effective date thereof.



         Prior to the date of this Lease, Tenant, as the owner or lessee of the Demised Premises may have entered into leases and/or vendor licenses with other retail and service operators for space within the building, which leases and licenses may be terminated by Tenant as set forth therein. Landlord and Tenant agree that (a) such leases have been assigned to Landlord and shall be deemed subleases of this Lease, but Tenant shall perform all of the obligations of the landlord under such leases and provided that no Event of Default hereunder has occurred and is continuing, Tenant shall be entitled to retain all benefits, entitlements, rent and other sums paid by the tenants under said leases, and
(b) the licenses are the exclusive right and obligation of Tenant and Tenant shall be entitled to retain all benefits, entitlements, rent and other sums paid by the licensees thereunder. Tenant shall not amend any existing lease or license in any manner which would limit Tenant's rights to terminate the interests granted thereby.


         18.     Signs.

                 (a) The Demised Premises shall be referred to only by such designation as Tenant may indicate. Landlord expressly recognizes that the service mark and trademark "Kmart" is the valid and exclusive property of Tenant, and Landlord agrees that it shall not either during the term of this Lease or thereafter directly or indirectly contest the validity of said mark "Kmart," or any of Tenant's registrations pertaining thereto in the United States or elsewhere, nor adopt or use said mark or any term, word, mark or designation which is in any aspect similar to the mark of Tenant. Landlord further agrees that it will not at any time do or cause to be done any act or thing directly or indirectly, contesting or in any way impairing or tending to impair any part of Tenant's right, title and interest in the aforesaid mark, and Landlord shall not in any manner represent that it has an ownership interest in the aforesaid mark or registrations therefor, and specifically acknowledges that any use thereof pursuant to this Lease shall not create in Landlord any right, title or interest in the aforesaid mark.

                 (b) Tenant shall have the option to erect, subject to applicable Laws and matters of title to which this Lease is subordinate, and at its sole cost and expense, upon any portion of the Demised Premises signs of such height and other dimensions, bearing such legend or inscription as Tenant shall determine. Tenant shall have the option to utilize the lighting standards in the parking lot for advertising purposes by attaching, or causing to be attached, signs advertising any and all products and services as Tenant shall elect provided same are in compliance with all applicable Laws. Provided no Event of Default hereunder has occurred and is continuing, Tenant shall be entitled to remove any signs, billboards or posters to which it has not consented in writing and to prohibit the same to be displayed on any portion of the Demised Premises.


         19.     Liens.



                 Tenant covenants and agrees that it shall not, during the Lease Term, directly or indirectly create, incur, assume, suffer or permit any lien on or with respect to the Demised Premises or any part thereof, any Rent, title thereto or interest therein except for Permitted Liens (as herein defined). Tenant shall promptly, but no later than thirty (30) days after the attachment thereof, at its own expense, discharge or eliminate or bond in a manner satisfactory to Landlord any such lien. In the event such lien is not so discharged, eliminated or bonded, Landlord may, but shall not be obligated to, pay and discharge the same and relieve the Demised Premises therefrom, and Tenant agrees to repay and reimburse Landlord upon demand for the amount so paid by Landlord together with interest thereon at the Default Rate.



                 "Permitted Liens" shall mean (a) the respective rights and interests of Tenant, Landlord, Owner Participant, Remainder Purchaser, Indenture Trustee, and Pass Through Trustee as provided in the Operative Documents; (b) Lessor Liens and Remainder Purchaser Liens; (c) liens for taxes and assessments that either are not yet due and payable or are being contested in good faith and by appropriate proceedings diligently conducted, so long as such proceedings do not (i) subject the Demised Premises or interest therein to imminent risk of foreclosure, forfeiture or loss or result in the sale of the Demised Premises or interest therein, (ii) interfere other than to an insignificant extent with the use, possession or disposition of the Demised Premises or any interest therein, (iii) interfere with the payment of Rent or
(iv) involve any risk of loss of the priority of the lien of the Note Indenture; (d) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising prior to or after the date hereof in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any risk of the sale, forfeiture or loss of any part of the Demised Premises, the Trust Estate, title thereto or any interest therein and shall not materially interfere with the use, occupancy or disposition of the Demised Premises or the Trust Estate or interfere with the payment of Rent or involve any risk of loss of the priority of the lien of the Note Indenture; (e) liens arising after the date hereof out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted diligently and in good faith and which either have been bonded to the satisfaction of Landlord and Indenture Trustee or the enforcement of which has been continuously stayed pending such appeal or review; (f) easements, rights-of-way, reservations, servitudes and rights of others against the Land which (i) are defined as Permitted Exceptions in the Purchase Agreement or (ii) are granted pursuant to the specific provisions of the Lease; and (g) assignments, leases and subleases expressly permitted by the Operative Documents.



                 Tenant represents and warrants that the Permitted Liens affecting title to the Demised Premises at the time of the execution of the Indenture do not adversely affect the use, leasing and operation of the Demised Premises as contemplated on the date of the Indenture and do not affect Tenant's ability to pay Basic Rent, Special Additional Rent or Additional Rent when due hereunder.



                 For purposes of this Lease, "Lessor Liens" shall mean liens on or against the Property, the Lease, the Trust Estate (as defined in the Purchase Agreement) or any payment of Rent (a) which result from any act of, or any claim against, Landlord (in its individual capacity or in its trust capacity) or Owner Participant unrelated to the transactions contemplated by the Purchase Agreement, or (b) which result from any violation by Landlord (in its individual capacity or in its trust capacity) or Owner Participant of any of the terms of the Operative Documents, or (c) which result from liens in favor of any taxing authority by reason of any Tax owed by Landlord (in its individual capacity or in its trust capacity) or Owner Participant, the payment of which is not the obligation of Tenant or Kmart under the Operative Documents.


                 For purposes of this Lease, "Remainder Purchaser Liens" shall mean Liens on or against the Property, the Lease or any payment of Rent (a) which result from any act of, or any claim against, Remainder Purchaser unrelated to the transactions contemplated by the Purchase Agreement or which result from any violation by Remainder Purchaser of any of the terms of the Operative Documents or (b) which result from Liens in favor of any taxing authority by reason of any Tax owed by Remainder Purchaser, the payment of which is not the obligation of Tenant or Kmart under the Operative Documents.

         20.     Tenant Defaults.


                 The following shall constitute an Event of Default by Tenant under this Lease (whatever the reason for such event and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any applicable Law or Governmental Action), and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied, cured or waived (each, herein referred to as an "Event of Default"): (i) failure to pay any installment of Basic Rent within five (5) days after notice to Tenant and Kmart the same is due; (ii) failure to make any payment constituting Additional Rent within fifteen (15) days after notice of non-payment to Tenant and Kmart; (iii) failure to maintain any insurance required to be maintained hereunder, (iv) Tenant's failure to perform any of its other covenants or obligations under this Lease or Kmart's failure to perform any of its covenants or obligations under any of the other Operative Documents (other than the Tax Indemnification Agreement) within thirty (30) days after notice thereof to Tenant and Kmart provided that any non-monetary default that is curable but is not susceptible to a cure within thirty (30) days shall not be deemed a default if a cure is commenced within thirty (30) days after such notice and is diligently pursued thereafter; provided further that in no event shall such cure period for a non-monetary default exceed one hundred and eighty (180) days or the expiration of the Lease Term, whichever shall first occur; (v) Kmart shall commence a voluntary case or proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of Kmart, or Kmart shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or an involuntary case or other proceeding shall be commenced against Kmart seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of ninety (90) consecutive days; and (vi) any representation or warranty by Tenant or Kmart in this Lease or any of the other Operative Documents (other than the Tax Indemnification Agreement) to or in any document or certificate expressly required to be delivered pursuant hereto or thereto which shall have been false or incorrect when made in any respect material to Landlord, Owner Participant or any of their respective assignees, and such falseness or incorrectness is material to

Landlord, Owner Participant or any of their respective assignees, and continues to be material and which shall not have been cured within thirty (30) days after receipt of written notice by Tenant and Kmart from Landlord, unless the default is curable and Tenant or Kmart shall be diligently proceeding to correct such failure; provided that in no event shall such cure period extend beyond sixty (60) days from the date of such notice or the expiration of the Lease Term, whichever shall first occur.


                 For purposes of this Lease, a "Material Default" shall mean an event of the type specified under clauses (i) or (v) in the foregoing paragraph which with the passage of time or the giving of notice, or both, would become an Event of Default.


                 Notwithstanding anything stated herein to the contrary, to the extent any failure by Tenant or Kmart to perform any covenant or obligation or breach of a representation or warranty relates not to the Demised Premises but solely to a property or properties other than the Demised Premises, it shall not give rise to an Event of Default hereunder.


         21.     Landlord Remedies.

                 If an Event of Default has occurred and is continuing beyond any applicable cure periods, Landlord at its option may, by notice to Tenant, declare this Lease to be in default, and at any time thereafter following the expiration of the applicable cure period (unless all Events of Default shall have been remedied, cured or waived), or if there shall exist an Event of Default described in Section 20(v) hereof, Landlord may, to the extent permitted by applicable law, exercise one or more of the following remedies, except as hereinbelow expressly otherwise set forth, as Landlord in its sole discretion may elect:

                 (a) Re-enter the Demised Premises without terminating the Lease and remove Tenant from possession of the Demised Premises and all of Tenant's property therefrom at Tenant's expense, and Tenant shall remain liable for the equivalent of the amount of Rent reserved for the balance of the Lease Term less the avails of reletting by Landlord, if any, after deducting therefrom the reasonable cost of arrears, alterations necessary to prepare for reletting and for leasing commissions payable in procuring the substitute lease.


                 (b) Landlord may sell the Demised Premises or any part thereof, together with any interest of Landlord under the Deed (subject to the rights of the Remainderman), at public or private sale, conducted in accordance with applicable Law, as Landlord may determine, free and clear of any rights of Tenant therein and without any duty to account to Tenant with respect to such sale or for the proceeds thereof (except to the extent required by clause
(d) below if Landlord shall elect to exercise its rights thereunder), in which event Tenant's obligation to pay Basic Rent with respect to the Demised Premises or the part thereof that has been sold, as the case may be, for periods commencing after the date of such sale shall terminate (except to the extent that Basic Rent is to be included in computations under clause
(d) below if Landlord shall elect to exercise its rights thereunder).

                 (c) Landlord may terminate Tenant's right to possession of the Demised Premises by any lawful means, in which case this Lease and the Lease Term shall terminate and Tenant shall immediately surrender possession of the Demised Premises to Landlord. In addition, and regardless of whether Landlord shall elect to terminate Tenant's right to possession, Landlord shall be entitled to recover from Tenant: the sum of (A)(I) if the Final Payment Date (as defined below) is a Rent Payment Date, all accrued and unpaid Basic Rent payable in arrears and due and unpaid as of the Final Payment Date or (II) if the Final Payment Date is not a Rent Payment Date, the arrears Basic Rent accrued as of such Final Payment Date (it being understood, in the case of clauses (I) and (II) above, that Tenant shall pay when due any Basic Rent in arrears due on a Rent Payment Date which occurs on or after the Event of Default but prior to the Final Payment Date), plus (B) all Additional Rent due and payable, plus (C) all other amounts due on Landlord's Debt as of the Final Payment Date which shall not be covered by payments made pursuant to clauses
(A) or (B) above, plus the amount pursuant to Article 21(d) hereof.

                 (d) Unless Landlord shall have sold the Demised Premises pursuant to clause (b) above, Landlord may, whether or not Landlord shall have exercised or shall thereafter at any time exercise its rights under clause (a),
(c) or (e) of this Article 21(d), by written notice to Tenant specifying a date ("Final Payment Date") not earlier than ten (10) days after the date of such notice, demand that Tenant pay to Landlord, and Tenant shall pay to Landlord, on the Final Payment Date, (A) as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Landlord's actual damages would be difficult to predict and the liquidated damages amounts below represent a reasonable approximation of such amount) (in lieu of Rent due after the Final Payment Date) and (B) in the case of a payment pursuant to Article 21(d)(iv), as consideration for the obligation to transfer the Demised Premises to Tenant and to surrender the Estate for Years interest, any unpaid Rent due as of the Final Payment Date, plus whichever one of the following amounts Landlord, in its sole discretion, shall specify in such notice (together with interest on such amount at the Default Rate from the Final Payment Date specified in such notice to the date of actual payment):

                                      (i)    an amount equal to the excess, if
                 any, of the Termination Value for the Demised Premises computed as of the Final Payment Date, over the fair market sales value of the Demised Premises as of the Final Payment Date (such fair market sales value to be determined by mutual agreement of Landlord and Tenant or, if they cannot agree within ten
                 (10) days after such  notice, by an appraisal); or

                                     (ii)    an amount equal to the excess, if
                 any, of the Termination Value for the Demised Premises computed as of the Final Payment Date over the present value of the fair market rental value for the Demised Premises for the balance of the Lease Term discounted semiannually at a _____ percent (__%) annual interest rate (such fair market rental value to be determined by mutual agreement of Landlord and Tenant or, if they cannot agree within ten (10) days of such notice, by an appraisal); or

                                    (iii)    an amount equal to the excess of
                 (A) the present value as of the Final Payment Date of all installments of Basic Rent through the end of the Base Term or the then applicable renewal term, discounted semiannually at a _____ percent (__%) annual interest rate over (B) the present value as of such Final Payment Date of the fair market rental value of the Demised Premises (such fair market rental value to be determined by mutual agreement of Landlord and Tenant or, if they cannot agree within ten (10) days of such notice, by an appraisal) through the end of the Base Term or the then applicable renewal term, discounted semiannually at a ______ percent (__%) annual interest rate; or


                                     (iv)    an amount equal to the greater of
                 (A) Termination Value determined as of the Final Payment Date,
                 (B) the discounted Basic Rent computed as of the Final Payment Date as set forth in clause (iii) of this Article and (C) the fair market sales value computed as of the Final Payment Date as set forth in clause (d)(i) of this Article.



Upon payment of the amounts set forth in Article 21(c) hereof and Article 21(d)(iv), and any other amounts payable by Tenant under the Operative Documents, Landlord shall convey to Tenant all of Landlord's right, title and interest in and to the Demised Premises, without recourse or warranty, subject to all matters of record other than Lessor Liens.

                 (e) If Landlord shall have sold the Demised Premises or any part thereof pursuant to clause (b) of this Article 21, Landlord, if it shall so elect by notice to Tenant, may demand that Tenant pay to Landlord, and Tenant shall pay to Landlord, on the date of such sale, as liquidated damages for loss of bargain and not as a penalty (in lieu of Basic Rent due for periods commencing after the next Rent Payment Date following the date of such sale), any unpaid Rent due as of the next Rent Payment Date following the date of such sale, plus the amount of any deficiency between the Sale Proceeds (as defined below) and Termination Value, computed as of such Rent Payment Date, together with interest at the Default Rate, on the amount of such Rent and such deficiency from the date of such sale until the date of actual payment. "Sale Proceeds" shall mean, with respect to any sale of any Demised Premises or any part thereof by Landlord, the gross proceeds of such sale paid in cash, less all reasonable costs and expenses incurred by Landlord, the Indenture Trustee, the Remainder Purchaser and/or the Owner Participant in connection therewith.



                 (f) In the event that Landlord rescinds or terminates this Lease, (i) no reletting, reentry or taking of possession of the Demised Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant, (ii) notwithstanding any reletting, reentry, or taking of possession, Landlord may at any time thereafter elect to terminate this Lease for a continuing Event of Default and (iii) no act or thing done by Landlord or any of its agents, representatives or employees shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement accepting a surrender of the Demised Premises shall be valid unless the same be made in writing and be executed by Landlord.


                 (g) Landlord may, as a matter of right and without notice to Tenant or anyone claiming under Tenant, apply to any court having jurisdiction to appoint a receiver or receivers of the Demised Premises, and Tenant hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases, including, without limitation, the right to collect rents, and the rights to perform any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Demised Premises, or part thereof or interest therein.


                 (h) Landlord may (A) demand that Tenant, at Tenant's expense, return possession of the Demised Premises promptly to Landlord in the manner and condition required by, and otherwise in accordance with provisions of, Article 27, and (B) without prejudice to any other remedy Landlord may have for possession (to the exclusion of Tenant) of the Demised Premises and expel or remove Tenant and any other Person who may be occupying the Demised Premises or any part thereof, all without liability to Landlord, except for Landlord's gross negligence or willful misconduct, for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.


         22.     Intentionally deleted.






         23.     Covenant of Quiet Enjoyment.


                 Landlord covenants that it and any person rightfully claiming by, through or under Landlord, shall not interfere with Tenant's quiet enjoyment and use of the Demised Premises and all rights, easements, appurtenances and privileges belonging or in any way appertaining thereto during the Lease Term, provided that no Event of Default shall have occurred and be continuing.

         24.     Landlord Exculpation.

                 Anything to the contrary in this Lease notwithstanding, the covenants contained in this Lease to be performed by Landlord shall not be binding personally, but instead said covenants are made for the purpose of binding only all of Landlord's right, title and interest in and to the Demised Premises and the Option Agreement (as defined in the Purchase Agreement) with respect to the Land and Landlord shall have no liability under this Lease in excess of, and Tenant shall have no recourse against Landlord except with respect to, Landlord's interest in the Demised Premises and the Option Agreement.

         25.     Remedies Cumulative.

                 To the extent permitted by, and subject to the mandatory requirements of, applicable Laws, each and every right, power and remedy herein specifically given to Landlord or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Landlord. No delay or omission by Landlord in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Tenant or to be an acquiescence therein. Landlord's consent to any request made by Tenant shall not be deemed to constitute or preclude the necessity for obtaining Landlord's consent, in the future, to all similar requests. No waiver by Landlord of any default shall in any way be, or be construed to be, a waiver of any future or subsequent default.

         26.     Estoppel Letters.

                 Tenant will execute, acknowledge and deliver to Landlord, within fifteen (15) days of a good faith request by Landlord and Landlord will execute, acknowledge and deliver to Tenant, within fifteen (15) days of a good faith request by Tenant a certificate in the form attached hereto as Exhibit E and incorporated by reference herein executed by an authorized officer of Tenant or Landlord, certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications); (b) that Tenant has accepted possession of the Demised Premises and the date on which the Lease Term commenced and will expire; (c) as to the amount of any prepaid Rent or any credit due to Tenant hereunder; and (d) as to whether, to the best of such party's knowledge, information and belief, the requesting party is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default); and (e) as to any other fact or condition reasonably requested by the requesting party.

         27.     Condition of Premises at Termination.


                 (a) Unless the Demised Premises have been purchased by Tenant pursuant to Articles 14, 15, 21, or 39, at the expiration or earlier termination of the Lease Term Tenant shall surrender the Demised Premises to Landlord or its designee, together with all alterations, additions and improvements then existing thereon, in good order and condition except for ordinary wear and tear consistent with the provisions of Articles 9 and 19 hereof and free and clear of all liens or encumbrances of any type whatsoever, except for Permitted Liens of the type specified in clauses (a), (b), (e) of the definition thereof (but only if such liens do not impair or restrict the use or sale of the Demised Premises and are satisfactory to Landlord, in its reasonable discretion) and (f) of the definition of "Permitted Liens" in
Article 19 hereof, and such other liens or encumbrances for which Tenant has provided assurance of full payment or complete discharge and adequate assurance that such lien will not impair the fair market value of the Demised Premises to Landlord or its designee to Landlord's and such designee's satisfaction. All furniture and trade fixtures installed in said buildings at the expense of Tenant or other occupant shall remain the property of Tenant or such other occupant and shall be removed by Tenant at its expense prior to the expiration or earlier termination of the Lease; provided, however, Tenant shall, at any time and from time to time during the Lease Term, have the option to relinquish its property rights with respect to such trade fixtures, which option shall be exercised by notice of such relinquishment to Landlord, and from and after the exercise of said option the property specified in said notice shall be the property of Landlord.


                 (b) With respect to environmental matters, not more than one hundred eighty (180) days nor less than sixty (60) days prior to the expiration or upon the earlier termination of the Lease Term (except where Tenant is purchasing the Demised Premises hereunder) Tenant shall, at its sole cost and expense, provide to Landlord and Remainder Purchaser an environmental site assessment report performed by a reputable environmental consultant selected by Tenant and satisfactory to Landlord and Remainder Purchaser, in their reasonable discretion, which reveals no evidence that Hazardous Materials (as defined in Article 38) have been generated, produced, manufactured, processed, distributed, maintained, used, handled, treated, managed, stored, contained, recycled, transported, released, emitted, discharged, deposited or disposed of on, in, to or from the Demised Premises other than in compliance with applicable Environmental Laws. If such is not the case, the report shall set forth recommendations for such additional investigation or remedial or other response action relating to the Demised Premises as may be deemed necessary or advisable by the consultant. If any reporting requirements must be complied with under applicable Environmental Laws with respect to the Demised Premises, then it shall be the sole responsibility and cost of Tenant to comply with these requirements. In the event the report recommends any investigation or remedial or other response action, it shall be Tenant's obligation, at Tenant's sole cost and expense, to timely develop and implement in compliance with all relevant Environmental Laws such remedial action plan. If it is required by applicable Environmental Laws, such remedial action plan shall be submitted by Tenant to the appropriate governmental agency for review and approval. Any investigation, recommendations for remedial or other response, or remedial action plan shall include, but shall not be limited to, plans for full response, remediation, cleanup, removal, containment, restoration or other corrective action, and the protection, or mitigative action associated, as appropriate, with the protection of natural resources including wildlife, aquatic species, and vegetation associated with the Demised Premises, as required by applicable Environmental Laws.


         28.     Notices.


                 Notices required under this Lease shall be in writing and shall be deemed to be properly served on receipt thereof if sent by certified or registered mail to Remainder Purchaser at the notice address set forth in the Purchase Agreement and to Landlord at the following address (include fax and telephone number):



                 c/o Wilmington Trust Company
                 Rodney Square North
                 1100 North Market Street
                 Wilmington, DE  19890-0001



                 Telephone No. (302) 651-8681
                 Telecopy No.  (302) 651-8882
                 Attn: Corporate Trust Administration
or to Tenant at the following address (include fax and telephone number):

                 Kmart Corporation
                 3100 West Big Beaver Road
                 Troy, Michigan 48084
                 Attn:  Vice President - Real Estate
                 Telephone No. (810) 637-8950
                 Telecopy No. (810) 643-2689

 with a copy to:

                 Erik J. Stone, Esq.
                 Dickinson, Wright, Moon, Van Dusen & Freeman
                 525 North Woodward Avenue
                 Bloomfield Hills, Michigan 48304
                 Telephone No. (810) 433-7236
                 Telecopy No. (810) 433-7274

or to any subsequent address which Tenant or Landlord shall designate for such purpose in writing in accordance with this Article. Notices sent by overnight delivery or by hand delivery shall be deemed received upon delivery. Notices sent by facsimile machine shall be deemed received one (1) day after facsimile transmission provided that telephonic confirmation is received of the transmission.

         29.     Notice of Environmental Matters.


                 Tenant shall provide Landlord and Remainder Purchaser with prompt written notice of any pending Environmental Claim in connection with the Demised Premises. Tenant also shall provide Landlord and Remainder Purchaser with prompt written notice of any threatened Environmental Claim in connection with the Demised Premises made by a reputable environmental group. All such notices shall describe in detail the nature of the Environmental Claim and Tenant's response thereto. In addition, Tenant shall promptly provide to Landlord and Remainder Purchaser copies of all written communications with any governmental authority relating to any Environmental Law in connection with the Demised Premises. Tenant shall promptly provide such reasonably detailed reports of any such Environmental Claims as may be reasonably requested by Landlord or Remainder Purchaser.



                 Tenant shall provide Landlord with prompt written notification of any known (i) violation or non-compliance with any applicable Environmental Law with respect to the Demised Premises, and (ii) release of Hazardous Materials on, in, at or from the Demised Premises which is required to be reported to any governmental agency pursuant to applicable Environmental Laws. Tenant shall also promptly provide Landlord and Remainder Purchaser with copies of all correspondence, reports and other documentation relating to such violation or release and Tenant's remedial or response action.

         30.     Entry by Landlord.


                 From time to time during the term of this Lease, Landlord and Remainder Purchaser shall have the right during normal business hours after twenty-four (24) hours' notice to Tenant or without notice in the event of emergency or if an Event of Default shall have occurred and is continuing to enter the Demised Premises for the purpose of: (i) inspecting the condition of the Demised Premises, (ii) showing the Demised Premises to prospective purchasers or mortgagees, (iii) inspecting for compliance with such matters as Tenant is obligated for (including compliance with Environmental Laws), (iv) advertising the Demised Premises for rent or sale during the final year of the Base Term or any renewal term or in accordance with Article 21. Landlord acknowledges and agrees that Landlord will not interfere with the conduct of Tenant's business to the extent reasonably practicable in re-entering the Demised Premises for the purposes set forth herein, provided, if an Event of Default has occurred and is continuing, Landlord shall be entitled to exercise the remedies upon default herein provided for.


         31.     Captions and Definitions.

                 Captions of Articles of this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions thereof. The necessary grammatical changes which shall be required to make the provision of this Lease apply (a) in the plural sense if there shall be more than one Landlord, and (b) to any landlord which shall be either a corporation, an association, a partnership, or an individual, male or female, shall in all instances be assumed as though in each case fully expressed.

         32.     Successors and Assigns.

                 The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. All covenants and agreements of this Lease shall run with the Land.

         33.     Severability.

                 If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

         34.     Independent Covenants.

                 The covenants of Landlord and Tenant herein are independent and several covenants and the performance of any covenant is not conditioned upon the performance or compliance with any other covenant of this Lease.

         35.     Choice of Law.

                 This Lease shall be construed and enforced in accordance with the laws of the state where the Demised Premises are located without regard to provisions governing conflict of laws. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

         36.     Waiver and Modifications.

                 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any rights, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such agreements, terms, covenants, conditions or obligations of this Lease or of the right to exercise such right, remedy or election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. This Lease may be changed or amended only by a writing signed by the party against whom enforcement thereof is sought.

         37.     Memorandum of Lease.

                 The parties hereto have simultaneously with the execution and delivery of this Lease executed and delivered a memorandum of Lease in form and content mutually agreeable to Landlord and Tenant which Tenant shall at its sole expense cause to be recorded.

         38.     Hazardous Materials.

                 For purposes of this Lease, Hazardous Materials are defined as
(i) "hazardous substances," as defined by CERCLA, as amended from time to time and any regulations promulgated thereunder; (ii) "hazardous wastes," as defined by RCRA, as amended from time to time and any regulations promulgated thereunder; (iii) any pollutant or contaminant or hazardous, restricted, dangerous or toxic chemicals, materials, wastes or substances within the meaning of any Environmental Law; (iv) any chemical, material, substance, or waste, the presence, use, generation, treatment, release, emission, discharge, transport, storage, or disposal of which is now or hereafter prohibited, limited or regulated by any Environmental Law; (v) any substance, material, product, chemical, derivative, compound, mixture, mineral, waste, gas, medical waste, contaminant or pollutant which would require investigation, response or remediation as a result of any public or private action brought pursuant to any Environmental Law; and (vi) any radioactive material, asbestos in any form or condition, petroleum or petroleum products, flammable explosives, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas.

                 Tenant agrees that it shall not cause or permit any Hazardous Material to exist on or be brought upon, generated, produced, manufactured, processed, distributed, maintained, handled, treated, managed, contained, recycled, transported, deposited, used, stored, released, disposed of, emitted or discharged from, at, on or to the Demised Premises during the term of this Lease except in compliance with applicable Environmental Laws.


                 Tenant shall assume any and all costs and expenses incurred in connection with, and shall promptly and diligently undertake, any investigation of site conditions or any clean up, response, remedial, removal, containment, corrective action or restoration work required pursuant to any applicable Environmental Law or by any federal, state or local government or political subdivision thereto arising before or during the Lease Term because of Hazardous Material present in, on, under or at the soil, surface water, ground water, sediment, air or any other media associated with the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Material at the Demised Premises results in contamination of the Demised Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises to the condition existing prior to the introduction of any such Hazardous Material to the Demised Premises, provided, however, that in the event the Demised Premises are contaminated by a release from a source not upon the Demised Premises, Tenant shall not be obligated promptly to undertake any remedial action, unless otherwise required to do so pursuant to applicable Environmental Laws or by any governmental agency with jurisdiction. Without limiting Tenant's obligations hereunder, Tenant may seek environmental response costs from any third party not a party to this Lease or the Purchase Agreement (and not related to any party to this Lease or the Purchase Agreement), and Landlord shall cooperate, at Tenant's expense, to a reasonable extent in any such effort.


         39.     Economic Abandonment.

                 (a) Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant acknowledge that it is possible that, during the Base Term of this Lease, due to changes in the conduct of Tenant's business or other factors, the Demised Premises may become obsolete or may no longer be economic for Tenant's use or surplus to the Tenant's needs. Therefore, on any Rent Payment

Date on and after the 5th anniversary of the commencement of the Lease Term and before the expiration of the Base Term upon determination by Tenant in good faith that the Demised Premises are obsolete or are no longer economic because of reasons as stated hereinabove or surplus to the Tenant needs, provided no Material Default or Event of Default has occurred and is continuing, Tenant may, by providing at least twelve (12) months and not more than eighteen (18) months notice to Landlord and Remainder Purchaser ("Notice of Termination"), terminate this Lease on the Rent Payment Date specified in such notice ("Termination Date"). Such notice (which for purposes of the Note Indenture will be a "Redemption Notice") may be revoked by Tenant on not more than one occasion during the Lease Term provided such revocation shall have been made not less than ninety (90) days prior to the Termination Date and provided further that Landlord shall not have accepted Tenant's request to terminate the Lease and to return the Demised Premises to Landlord by delivering written notice of acceptance to Tenant within one hundred (100) days after its receipt of Notice of Termination ("Landlord's Acceptance"). No purported Landlord's Acceptance shall be valid unless accompanied by the Indenture Trustee's written confirmation of receipt of deposited funds pursuant to Section 6.06 of the Indenture. Tenant's Notice of Termination shall be accompanied by a certificate, signed and sworn to by a duly authorized and acting Senior Financial Officer of Tenant, stating that Tenant has made the determination that the Demised Premises are obsolete or are no longer economic for Tenant's use or surplus to the Tenant's needs and reciting the reasons for such determination.


                 (b) If Landlord's Acceptance has not been made, Tenant, as non-exclusive agent for Landlord, shall use its reasonable efforts at its own expense on behalf of Landlord to obtain cash bids for the purchase of all of Landlord's right, title and interest in the Demised Premises from persons other than Tenant or any of its affiliates. Landlord shall also have the right to obtain cash bids for the purchase thereof, either directly or through Landlord's agents. Tenant shall certify to Landlord in writing the amount and terms of each bid received by Tenant and the name and address of the person submitting a bid.

                 (c) If Landlord's Acceptance has not been made, on the Termination Date Landlord shall (subject to Tenant's receipt in immediately available funds of the net sales price on such date for the benefit of Landlord and Tenant's payment of all additional payments specified in clauses (A), (B),
(C), (D) and (E) below), without recourse or warranty, sell all of its right, title and interest in the Demised Premises to the bidder which shall have submitted the highest all cash bid prior to such date. On the Termination Date, the total sales price realized at such sale net of all expenses incurred by Landlord shall be paid to Tenant and Tenant shall pay to Landlord (or, in the case of Additional Rent, to Landlord or the person entitled thereto) the sum of (A) the

Termination Value of the Demised Premises determined as of the Termination Date, plus (B) the excess, if any, of the net sales price of the Demised Premises over such Termination Value, plus (C) all Basic Rent due and unpaid to and including the Termination Date (other than any portion of Basic Rent payable in advance on the Termination Date), plus (D) all Additional Rent owing by Tenant to and including the Termination Date, plus (E) an amount equal to the Make-Whole Premium, if any, on Landlord's Debt, and any additional amounts necessary to pay Landlord's Debt in full.


                 (d) In the event Landlord's Acceptance has been made, on the Termination Date Tenant shall pay to Landlord solely the amounts set forth in clauses (C), (D) and (E) of the preceding paragraph. Upon receipt by Landlord of such amounts and upon compliance by Tenant with Article 27 hereof, this Lease shall terminate.

                 Landlord shall use its best efforts to determine any non-compliance with Article 27 hereof and shall give notice of any such non-compliance within thirty (30) days after Landlord's Acceptance. Any such notice or any failure to give such notice shall not impair Landlord's right to give Tenant further notices of non-compliance with Article 27 until the Lease terminates in accordance with the immediately preceding paragraph.


                 (e) If Landlord's Acceptance has not been made and a sale shall not have occurred as of the Termination Date, Landlord shall have the option of either (i) transferring the Demised Premises on the Termination Date without recourse or warranty to Tenant in which event Tenant shall pay to Landlord (or, in the case of Additional Rent, to Landlord or the person entitled thereto) the amounts set forth in clauses (C), (D) and (E) of paragraph (c) above together with the higher of the (x) then fair market sales value of the Demised Premises as agreed to by the parties or as determined by an appraisal reasonably satisfactory to Landlord and Tenant obtained at Landlord's sole cost and expense, to be performed in accordance with Article 45 hereof, or (y) Termination Value of the Demised Premises determined as of the Termination Date, or (ii) retaining the Demised Premises on the Termination Date, in which case Tenant shall pay to Landlord on such date solely the amounts set forth in clauses (C), (D) and (E) of paragraph (c) above, provided that Landlord may not exercise the option described in clause (ii) unless it shall have deposited funds with the Indenture Trustee pursuant to Section 6.06 of the Indenture. Upon receipt by Landlord of such amounts and upon compliance by Tenant with Article 27 hereof, this Lease shall terminate. In the event Landlord elects to transfer the Demised Premises to Tenant on the Termination Date, it shall transfer all of its right, title and interest in the Demised Premises in an "as is" condition without warranty, except that the Demised Premises shall be free and clear of Lessor Liens.

                          Notwithstanding the foregoing, if Tenant shall elect
to exchange full recourse securities for the Notes pursuant to Section 19 of the Participation Agreement, the amount payable to Landlord pursuant to clause
(e)(i) above shall be reduced by an amount equal to the unpaid principal balance of such Notes.



                 (f) Landlord shall be under no duty to solicit bids, or to inquire into the efforts of Tenant to obtain bids or otherwise to take any action in connection with any sale hereunder other than to sell the Demised Premises to the highest independent third party bidder in accordance with the terms hereof. In the event that Tenant terminates this Lease under this
Article 39, the Tenant covenants that it shall not use the Demised Premises for any purpose.


         40.     Tenant's Purchase Offer.


                 (a) At any time that a Tenant's Purchase Offer shall have been made pursuant to Articles 14 or 15 of this Lease, Landlord shall notify Tenant within sixty (60) days of Tenant's Purchase Offer whether Landlord accepts or rejects such offer. Failure by Landlord to notify Tenant of Landlord's election within such sixty (60) day period shall be deemed acceptance of Tenant's Purchase Offer. No purported rejection of such offer shall be valid unless accompanied by the Indenture Trustee's confirmation of receipt of deposited funds pursuant to Section 6.06 of the Indenture.


                 (b) In the event Landlord accepts Tenant's Purchase Offer and subject to the satisfaction of the conditions set forth in this Article 40, the Lease shall terminate on the next scheduled Rent Payment Date occurring not less than one-hundred (100) days from the date of Tenant's Purchase Offer ("Purchase Offer Termination Date"). On the Purchase Offer Termination Date, Tenant shall pay to Landlord (or in the case of Additional Rent to Landlord or the person entitled thereto) an amount equal to the sum of (A) the Termination Value of the Demised Premises determined as of the Purchase Offer Termination Date, (B) all Basic Rent due and unpaid to and including the Purchase Offer Termination Date (other than any portion of Basic Rent payable in advance on the Purchase Offer Termination Date), plus (C) all Additional Rent owing by Tenant to and including the Purchase Offer Termination Date (other than any portion payable in advance on the Purchase Offer Termination Date). In addition, any Basic Rent paid in advance and not yet accrued as of the Purchase Offer Termination Date shall be refunded to Tenant on such date.

                 On the Purchase Offer Termination Date, and subject to the receipt by Landlord of the amounts specified in the preceding paragraph, Landlord shall convey all of its right, title and interest in and to the Demised Premises by limited warranty deed in an "as is" condition without warranty, except that the Demised Premises shall be free and clear of Lessor Liens.


                 Tenant shall pay, on an After-Tax Basis (as defined in the Participation Agreement), all costs and expenses incurred in connection with the sale of the Demised Premises to Tenant pursuant to Tenant's Purchase Offer, including, without limitation, real estate transfer taxes. In addition, in the event of a sale pursuant to Article 39 hereof, Tenant shall also pay an amount equal to the Make-Whole Premium, if any, as defined in the Note Indenture.


                 (c) In the event Landlord rejects Tenant's Purchase Offer, on the Purchase Offer Termination Date Tenant shall pay to Landlord (or in the case of Additional Rent to Landlord or the person entitled thereto) an amount equal to the sum of clauses (B) and (C) of the second sentence of paragraph (b) above and the Lease shall thereupon terminate. Any Rent and other charges paid in advance and not yet accrued as of the Purchase Offer Termination Date shall be refunded to Tenant on such date.

         41.     Property Substitution.


                 (a) Provided no Material Default or Event of Default has occurred and is continuing, at any time Tenant shall be entitled or required to acquire the Demised Premises pursuant to Articles 14, 15 or 39 hereunder, Tenant shall be entitled in lieu thereof to substitute a retail store (the "substituted property") for the Demised Premises provided that (i) the fair market value of the substitute property and the respective interests therein of Landlord and Remainder Purchaser as determined by appraisal procedures set forth in Article 45 hereof shall be not less than the fair market value of the Demised Premises and the respective interests therein of Landlord and Remainder Purchaser immediately prior to the event which gave rise to the substitution;
(ii) the useful life of the substitute property as determined by appraisal procedures set forth in Article 45 hereof shall be not less than the useful life of the Demised Premises immediately prior to the event which gave rise to the substitution; (iii) the representations and warranties of Kmart made with respect to the Demised Premises shall be remade and true with respect to the substitute property on the effective date of substitution; and (iv) an environmental due diligence report, survey and title report, each in form and substance satisfactory to Landlord, Remainder Purchaser and Indenture Trustee, concerning the land and property to be substituted, shall have been provided in sufficient time for appropriate review by Landlord, Remainder Purchaser and Indenture Trustee prior to the effective date of such substitution. In the event a Phase I environmental due diligence report recommends further environmental analysis in connection with the substitute property, Tenant shall determine in its sole discretion whether to undertake such further analysis or to substitute another retail store for the Demised Premises, pursuant to the terms of this paragraph.


                 (b) On the substitution date, the substitute property will be subjected to the terms and conditions of this Lease and Landlord (and Remainder Purchaser) shall convey all of its right, title and interest in and to the Demised Premises to Tenant by deed in an "as is" condition, except that it shall be free and clear of Lessor Liens, upon delivery by Tenant to Landlord and Remainder Purchaser, as applicable, of all of the following:



                          (i)     those documents with respect to the
                 substitute property which are set forth in Sections 7A (1),
                 (2), (3), (4), (9), (10), (11) and (12) of the Purchase
                 Agreement.



                          (ii) an amendment to this Lease and any memorandum thereof duly executed and acknowledged in form and substance reasonably satisfactory to Landlord and Tenant to replace the description of the Land with the description of all land included in the substitute property for the then-remaining term of the Lease (including all options under Article 8 hereof) and make such other changes herein as may be reasonably necessary or appropriate under the circumstances; provided, however, that in no event shall the Basic Rent be reduced, deferred or abated, but shall be equal to the Basic Rent which would otherwise have been payable under this Lease on each subsequent Rent Payment Date;



                          (iii) a copy of a final as-built ALTA survey of the substitute property, dated a recent date, reasonably satisfactory in form and substance to Landlord and Remainder Purchaser and meeting the survey requirements for the Demised Premises set forth in the Purchase Agreement;



                          (iv)    a supplement to the Note Indenture
                 substituting the substitute property for these Demised Premises, in proper form for recording;



                          (v) counterparts of ALTA owner's policies insuring the interests of Landlord and Remainder Purchaser and loan policy of title insurance (or such other form of loan policy as may be prescribed by statute in a particular state) covering the substitute property (or the valid, binding, unconditional commitment therefor), dated the substitution date, in form and substance reasonably satisfactory to Landlord, Remainder Purchaser and Indenture Trustee in the amount of (i) the outstanding principal balance of the related Mortgage Notes with respect to the loan policy and (ii) the respective fair market sales value of the substitute property with respect to the owner's policies insuring the interests of Landlord and Remainder Purchaser, issued to them by a title insurance company reasonably satisfactory to Indenture Trustee, Landlord and Remainder Purchaser and;



                          (vi) certificates of insurance, if any, required with respect to the substitute property pursuant to Articles 7 and 14 hereof;



                          (vii) a copy of the appraisal required hereunder;



                          (viii) a certificate of an officer of Kmart setting
                 forth, with respect to the substituted property, the representations and warranties made by Kmart in Section 5A (other than 5A(8)) of the Purchase Agreement with respect to the Demised Premises; provided that, if such Demised Premises was a Developer Property (as defined in the Purchase Agreement) and substituted property is to be conveyed by Kmart, the representations and warranties to be contained in such certificate with respect to the substitute property shall be made without the knowledge qualifications made by Kmart with respect to such Demised Premises; provided, further that, if such Demised Premises was a Kmart Property (as defined in the Purchase Agreement) and the substituted property is to be conveyed by a third party at Kmart's direction, the representations and warranties to be contained in such certificate with respect to the substitute property may be made with the knowledge qualifications made by Kmart in the Purchase Agreement with respect to the Developer Properties; and



                          (ix) an amendment to the Option Agreement, if applicable, and to the Tripartite Agreement substituting the substitute property for the Demised Premises;



                          (x) evidence that Tenant has paid or will pay when invoiced, as applicable, any and all transfer taxes, recording fees, mortgage recording taxes, intangible taxes and similar charges with respect to the substitution, together with the reasonable costs and expenses (including reasonable attorneys' fees) incurred by Landlord, the Indenture Trustee and Remainder Purchaser in connection with the substitution; and



                          (xi) such other certificates, documents, opinions of counsel, surveys, certified copies of duly adopted resolutions of the respective boards of directors of Landlord, Remainder Purchaser and Tenant authorizing the substitution of the substitute property and the documents executed in connection therewith, and any other instruments as may be reasonably required by either of them.


                 Notwithstanding the foregoing the Tenant shall not be permitted to exercise its substitution rights (i) unless the long-term senior debt securities of Kmart shall have been rated in one of the generic rating categories that signifies "investment grade" by the Approved Rating Agencies (as defined below), and (ii) if within sixty (60) days of receipt by Landlord of a written notice setting forth in reasonable detail all of the material terms and conditions of, together with all other material information and documentation relating to, the substitution and the substitute property, the Owner Participant shall have delivered to the Tenant an opinion of independent tax counsel selected by the Owner Participant and reasonably acceptable to the Tenant that there is a reasonable basis to believe that the substitution could result in material adverse tax consequences to the Landlord, the Owner Participant or with respect to the transactions contemplated by the Operative Documents which are not indemnified by the Tenant pursuant to the Operative Documents unless the Tenant shall agree either to restructure the substitution transaction in a form and manner which in the opinion of Owner Participant and its tax counsel would eliminate the risk of any material adverse tax consequences to Landlord, Owner Participant or with respect to the transactions contemplated by the Operative Documents or to indemnify the Landlord and the Owner Participant for such adverse tax consequences in a form and manner satisfactory to the Owner Participant. As used herein "Approved Rating Agencies" shall mean Standard & Poor's and Moody's; but if one of them is no longer in existence, "Approved Rating Agencies" shall mean the other one of them and one nationally recognized statistical rating organization that is providing a rating for the Pass Through Certificate; but if both Standard & Poor's and Moody's are no longer in existence, "Approved Rating Agencies" shall mean at least two nationally recognized statistical rating organizations which are providing a rating for the Pass Through Certificate.


         42.     Landlord's Right to Cure Tenant's Default.

                 If Tenant shall be in default of any of its obligations (after applicable notice and cure periods) under this Lease, Landlord, without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may enter upon the Demised Premises for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with a late charge thereon (to the extent permitted by law) at the Default Rate (or at the maximum rate permitted by law, whichever is the lesser) from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand.

         43.     No Merger of Title.

                 There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly,
(a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Demised Premises or any interest therein.

         44.     Ownership of the Leased Property.

                 Tenant acknowledges that the Demised Premises are the property of Landlord and that Tenant has only the right to the possession and use of the Demised Premises upon the terms and conditions of this Lease.

         45.     Procedure for Appraisals.

                 In each instance under this Lease where an appraisal shall be required (except with respect to an appraisal required by Article 22), such appraisal shall be conducted as follows:


                 (a) The party desiring such appraisal shall give notice to that effect to the other party, specifying therein the name and address of the person designated to act as appraiser on its behalf. Within fifteen (15) days after the service of such notice, the other party shall give notice to the first party specifying the name and address of the person designated to act as appraiser on its behalf. If such party fails to notify the other party of the appointment of its appraiser within or by the time above specified, the designated appraiser shall be the sole appraiser and the determination of such appraiser shall be binding upon the parties.


                 (b) The appraisers so chosen shall meet within ten (10) days after the second appraiser is appointed and if within thirty (30) days of such first meeting the two appraisers agree on the value which they have been appointed to determine, such agreed upon value shall be the appraised value for the purposes for which the appraisal was required. If within thirty (30) days after such first meeting the two appraisers shall be unable to agree upon such valuation within fifteen (15) days thereafter they shall appoint a third appraiser who shall be competent and impartial. Within thirty (30) days after the appointment of such third appraiser, the third appraiser shall deliver its appraisal. With respect to the three appraisals, the appraisal most different from the average of the other two shall be discarded and such average shall be binding on Landlord and Tenant; provided that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Landlord and Tenant.


                 (c) In the event the two appraisers are unable to agree upon the appointment of a third appraiser within fifteen (15) days after their being unable to agree upon a valuation, such third appraiser shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party may apply to a court in the county where the Demised Premises is located for the appointment of such appraiser, and such party shall not raise any question as to the court's full power and jurisdiction to entertain the application and make the appointment.


                 (d) Any appraiser appointed pursuant to this Article shall be an appraiser who is a member of the American Institute of Real Estate Appraisers (or a successor organization), and shall have been doing business as such for a period of at least ten (10) years before the date of his appointment. All appraisers chosen or appointed pursuant to this Article shall be sworn fairly and impartially to perform their duties as such appraiser. In the event of the failure, refusal or inability of any appraiser to act, his successor shall be appointed within ten (10) days by the party who originally appointed him or in the event such party shall fail so to appoint such successor, or in the case of the third appraiser, his successor shall be appointed as provided in paragraph (a) above.

                 (e) Unless otherwise expressly provided herein, each party shall pay the fees and expenses of its respective appraiser and both shall share the fees and expenses of the third appraiser, if any. Each party shall be responsible for the fees and expenses of its own attorneys and other representatives. Photocopies of the reports of all appraisers shall be provided to all the parties. In rendering their decision, the appraisers shall have no power to modify or reform any of the provisions of this Lease.

                 (f) In the event of an appraisal under Article 21, Landlord shall appoint an appraiser who meets the requirements of subparagraph
(d) above.

         46.     Survival of Tenant's Obligations.


                 No termination of this Lease shall relieve Tenant or Kmart of any of its liabilities and obligations hereunder arising, occurring or relating to the period occurring prior to such termination. In addition, the Tenant's obligations under Article 6 shall survive the termination of, and the payment in full by the Tenant of all of its other payment obligations under, the Lease.

         47.     Counterparts.


                 This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.


         48.     Liabilities of Landlord.



                 Landlord is entering into this Lease solely in its capacity as owner trustee under the Trust Agreement and not in its individual capacity, and in no event whatsoever shall [Owner Trustee] (or any entity acting as successor trustee, co-trustee or separate trustee under the Trust Agreement) be liable in its individual capacity on, or for any loss in respect of, any of Landlord's statements, representations, warranties, agreements or obligations (except those explicitly entered into in its individual capacity) hereunder or under any of the other Operative Documents, or any other document executed by Landlord in connection herewith for any reason whatsoever, all as to which the parties agree to look solely to the Trust Estate (as defined in the Purchase Agreement).



         49.     Note Indenture.


                 In order to secure the Notes, Landlord provides in the Note Indenture, among other things, for the assignment (to the extent provided therein) by Landlord to Indenture Trustee of its right, title and interest to this Lease. Tenant hereby:


                               (1) consents to such assignment pursuant to the terms of the Note Indenture;



                               (2) covenants to pay directly to Indenture
         Trustee (or, after receipt of notice from Indenture Trustee stating that the Note Indenture has been satisfied and discharged, to Landlord) Basic Rent and Additional Rent due to Landlord hereunder or under any other Operative Document which shall be required to be paid to Indenture Trustee pursuant to the Note Indenture or any other Operative Document;



                               (3) agrees that the right of Indenture Trustee to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstances whatsoever; and



                               (4) agrees that until release of the Note
         Indenture as to the Property, except with respect to Excepted Rights and Payments, (p) the Indenture Trustee shall have such right to enforce the provisions of this Lease as is provided in the Note Indenture; (q) Landlord shall not, for any reason, seek to recover from the Indenture Trustee any moneys paid to the Indenture Trustee by virtue of the Note Indenture; (r) all sums payable to the Indenture Trustee pursuant to the Note Indenture shall be paid by bank wire transfer in such manner that on the date on which sums are due and payable, as of 12:00 noon (New York City time), or such earlier date or time as may be necessary to ensure timely payments on the Certificates, the Indenture Trustee shall be in actual receipt of immediately available funds; (s) Tenant shall deliver to the Indenture Trustee duplicate originals of all notices and other instruments which Tenant may deliver pursuant to this Lease (and no payment of such sums or delivery of such notices or other instruments by Tenant shall be of any force or effect unless, with respect to payments, paid in accordance with written directions from Indenture Trustee and, with respect to notices, delivered to Landlord and the Indenture Trustee as provided above); (t) Tenant shall not pay any Basic Rent or Additional Rent payable to Landlord more than ten (10) days prior to such payment's scheduled due date under this Lease; (u) while the Note Indenture remains in full force and effect, any notice, approval, estoppel, consent or other delivery purportedly delivered or given (or deemed delivered or given) by or on behalf of Landlord to Tenant pursuant to this Lease shall be of no force or effect unless in writing and executed also by the Indenture Trustee; (v) Tenant shall not enter into any agreement subordinating or (except as expressly permitted by the terms of this Lease as in effect on the date hereof) terminating this Lease without the prior written consent of the Indenture Trustee, and any such attempted subordination or termination without such consent shall be void, and, except as otherwise provided in Section [12.07] of the Note Indenture and except with respect to Excepted Rights and Payments, Tenant shall not enter into any amendment or modification of this Lease without the prior written consent of the Indenture Trustee, and any such attempted amendment or modification without such consent shall be void; (w) if this Lease shall be amended, it shall continue to be subject to the provisions of the Note Indenture without the necessity of any further act by Landlord, Tenant or the Indenture Trustee; (x) Tenant shall not take any action to terminate, rescind or avoid this Lease, notwithstanding, to the fullest extent permitted by law, the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord and notwithstanding any action with respect to this Lease which may be taken by an assignee, trustee or receiver of Landlord or of any such assignee or by any court in any such proceedings; (y) if Tenant shall purchase Landlord's interest in the Property pursuant to the terms of this Lease, Tenant shall accept an instrument conveying such interest which is executed and delivered by the Indenture Trustee, pursuant to its power of attorney by Landlord contained in Section 16.01 of the Note Indenture; and (z) in the event of a foreclosure under the Note Indenture by the Indenture Trustee, or conveyance in lieu thereof, Tenant shall attorn hereunder to the purchaser at foreclosure or recipient of a conveyance in lieu thereof, as applicable, and notwithstanding anything herein that may be construed to the contrary, if the Notes are deemed canceled, paid or otherwise satisfied (in whole or in part) by reason of such foreclosure or conveyance in lieu thereof, then provisions of this Lease relating to Tenant's obligations with respect to amounts payable to Landlord in excess of amounts payable under the Note Indenture shall continue unaffected and shall be construed for all purposes as if the Notes and the Note Indenture were still in full force and effect and that payments made hereunder by Tenant were applied to the reduction of the indebtedness evidenced by the Notes in the manner and at the times provided for in the Note Indenture. The Indenture Trustee is an express third party beneficiary of the agreements contained in this Article.



         Tenant, at Tenant's expense, shall cause the Note Indenture, a memorandum of this Lease and all necessary financing statements and continuation statements under the Uniform Commercial Code (including, without limitation, financing statements with respect to fixtures included within the building) to be recorded, registered and filed from time to time in such manner and in such places as may be required by law and shall take all such other actions as may be required in order to make effective, perfect and maintain perfection of the rights, liens and security interests intended to be created in connection with this Lease and the Note Indenture, in each case, promptly after the execution and delivery thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


WITNESSES:                              "LANDLORD"

                                        [OWNER TRUSTEE], a national banking
                                        association, not in its
                                        individual capacity, except
                                        as expressly stated herein,
                                        but solely as Owner Trustee
                                        aforesaid


____________________________            By:_________________________________


____________________________               Its:_____________________________



                                        "TENANT"

                                        KMART CORPORATION,
                                        a Michigan corporation



____________________________            By:_________________________________
                                           M. L. Skiles

____________________________               Its:  Senior Vice President

                                ACKNOWLEDGEMENTS


STATE OF MICHIGAN         )
                          ) SS
COUNTY OF ________        )

         The foregoing instrument was acknowledged before me this ____ day of _______________, 1994 by ______________________________, the
_________________________ of ___________________________ a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee under Trust Agreement aforesaid of even date herewith, on behalf of said association.


                                        ____________________________________
                                        Notary Public, ______________ County
                                        State of Michigan
                                        My Commission Expires:


STATE OF MICHIGAN         )
                          ) SS
COUNTY OF ________        )

         The foregoing instrument was acknowledged before me this ____ day of ______________________, 1994 by M. L. Skiles, the Senior Vice President of KMART CORPORATION, a Michigan corporation, on behalf of the Corporation.


                                        ____________________________________
                                        Notary Public, ______________ County
                                        State of Michigan
                                        My Commission Expires:

                                   EXHIBIT A


                               Legal Description

                       [Exhibit A Intentionally Omitted]

                                   EXHIBIT B


                               Depiction of Site

                       [Exhibit B Intentionally Omitted]

                                   EXHIBIT C


                          Rents and Rent Payment Dates

                       [Exhibit C Intentionally Omitted]

                                  EXHIBIT C-1


                                Landlord's Debt

                      [Exhibit C-1 Intentionally Omitted]

                                  EXHIBIT C-2


                         Rental Adjustment Certificate

                      [Exhibit C-2 Intentionally Omitted]

                                   EXHIBIT D


                               Termination Value

                       [Exhibit D Intentionally Omitted]

                                   EXHIBIT E


                            Form of Estoppel Letter

                       [Exhibit E Intentionally Omitted]